CWABS Asset-Backed Certificates Trust 2007-11
Issuing Entity

Final Term Sheet

$780,400,100 (Approximate)
CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED JUNE 28, 2007

Distributions payable monthly beginning July 25, 2007
_____________________

The following classes of certificates are being offered pursuant to this free writing prospectus:

Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A-1	$199,022,000	100.00000%	0.10417%	99.89583%	1-M-3	$2,992,000	100.00000%	0.83333%	99.16667%
1-A-2	$22,114,000	100.00000%	0.10417%	99.89583%	2-M-3	$5,808,000	100.00000%	0.83333%	99.16667%
2-A-1	$170,859,000	100.00000%	0.10417%	99.89583%	M-4	$10,400,000	100.00000%	1.25000%	98.75000%
2-A-2	$62,921,000	100.00000%	0.10417%	99.89583%	M-5	$9,600,000	100.00000%	1.25000%	98.75000%
2-A-3	$136,697,000	100.00000%	0.10417%	99.89583%	M-6	$6,000,000	100.00000%	1.25000%	98.75000%
2-A-4	$58,787,000	100.00000%	0.10417%	99.89583%	M-7	$8,400,000	98.31975%	1.66667%	96.65308%
1-M-1	$13,600,000	100.00000%	0.10417%	99.89583%	M-8	$6,000,000	93.29934%	1.87500%	91.42434%
2-M-1	$26,400,000	100.00000%	0.10417%	99.89583%	M-9	$8,800,000	91.00648%	1.87500%	89.13148%
1-M-2	$10,880,000	100.00000%	0.83333%	99.16667%	A-R	$100	(3)	(3)	(3)
2-M-2	$21,120,000	100.00000%	0.83333%	99.16667%
_________________
(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)	Before deducting expenses payable by the Depositor estimated to be approximately $760,000 in the aggregate.
(3)	The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2007-11, a common law trust formed under the laws of the State of New York.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

Co-Trustee

The Bank of New York Trust Company, N.A.

The NIM Insurer

After the closing date, our affiliate expects to establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus collectively as the “NIM Insurer”. The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of June 1, 2007 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about June 29, 2007.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) August 24, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the certificates on the first and possibly the second and third distribution dates. If a pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Interest Shortfall Payments

With respect to the first distribution date (in the case of initial mortgage loans) and each distribution date occurring in the month following any subsequent transfer date (in the case of the related subsequent mortgage loans), Countrywide Home Loans, Inc. will deposit one month’s interest at the adjusted mortgage rate for each such mortgage loan that does not have a monthly payment date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of fixed rate and adjustable rate mortgage loans that are secured by first liens on one- to four-family residential properties. Substantially all of the mortgage loans were made to borrowers with blemished credit histories. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed rate and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed rate and adjustable rate mortgage loans, which may or may not have conforming balances.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of June 1, 2007, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $590,633,387.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$200,000,550

Weighted Average Mortgage Rate	8.598%

Range of Mortgage Rates	5.250% to 17.650%

Average Current Principal Balance	$193,611

Range of Current Principal Balances	$42,000 to $475,000

Weighted Average Original Loan-to-Value Ratio	75.49%

Weighted Average Original Term to Maturity	407 months

Weighted Average Credit Bureau Risk Score	589 points

Weighted Average Remaining Term to Stated Maturity	407 months

Weighted Average Gross Margin*	6.369%

Weighted Average Maximum Mortgage Rate*	15.598%

Weighted Average Minimum Mortgage Rate*	8.668%

Percentage Originated under Full Doc Program	76.85%

Geographic Concentrations in excess of 10%:

California	26.07%

Florida	11.96%

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* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$390,632,837

Weighted Average Mortgage Rate	8.588%

Range of Mortgage Rates	5.625% to 16.250%

Average Current Principal Balance	$225,149

Range of Current Principal Balances	$14,269 to $925,650

Weighted Average Original Loan-to-Value Ratio	75.08%

Weighted Average Original Term to Maturity	400 months

Weighted Average Credit Bureau Risk Score	598 points

Weighted Average Remaining Term to Stated Maturity	400 months

Weighted Average Gross Margin*	6.399%

Weighted Average Maximum Mortgage Rate*	15.645%

Weighted Average Minimum Mortgage Rate*	8.692%

Percentage Originated under Full Doc Program	76.87%

Geographic Concentrations in excess of 10%:

California	30.03%

Florida	14.84%
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* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
1-A-1	$199,022,000	Super Senior/Adjustable Rate	March 25, 2036	Aaa	AAA
1-A-2	$ 22,114,000	Senior Support/Adjustable Rate	March 25, 2036	Aaa	AAA
2-A-1	$170,859,000	Senior/Adjustable Rate	March 25, 2029	Aaa	AAA
2-A-2	$ 62,921,000	Senior/Adjustable Rate	December 25, 2030	Aaa	AAA
2-A-3	$136,697,000	Senior/Adjustable Rate	April 25, 2034	Aaa	AAA
2-A-4	$ 58,787,000	Senior/Adjustable Rate	September 25, 2035	Aaa	AAA
1-M-1	$ 13,600,000	Subordinate/Adjustable Rate	January 25, 2037	Aa1	AA+
2-M-1	$ 26,400,000	Subordinate/Adjustable Rate	January 25, 2037	Aa1	AA+
1-M-2	$ 10,880,000	Subordinate/Adjustable Rate	September 25, 2037	Aa2	AA
2-M-2	$ 21,120,000	Subordinate/Adjustable Rate	September 25, 2037	Aa2	AA
1-M-3	$ 2,992,000	Subordinate/Adjustable Rate	October 25, 2037	Aa3	AA-
2-M-3	$ 5,808,000	Subordinate/Adjustable Rate	October 25, 2037	Aa3	AA-
M-4	$ 10,400,000	Subordinate/Adjustable Rate	November 25, 2037	A1	A+
M-5	$ 9,600,000	Subordinate/Adjustable Rate	November 25, 2037	A1	A
M-6	$ 6,000,000	Subordinate/Adjustable Rate	November 25, 2037	A2	A-
M-7	$ 8,400,000	Subordinate/Adjustable Rate	December 25, 2037	A3	BBB+
M-8	$ 6,000,000	Subordinate/Adjustable Rate	December 25, 2037	Baa1	BBB
M-9	$ 8,800,000	Subordinate/Adjustable Rate	December 25, 2037	Baa2	BBB-
A-R	$ 100	Senior/REMIC Residual	July 25, 2007	Aaa	AAA
Non-Offered Certificates (3)
B	$ 8,000,000	Subordinate/Fixed Rate	December 25, 2037	Ba1	BB+
P	$ 100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Excess Cashflow	N/A	N/R	N/R
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(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the rating agency was not asked to rate the class of certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Accrual Period	Interest Accrual Convention
Offered Certificates
1-A-1	1	LIBOR + 0.170% (1)	LIBOR + 0.340% (1)	(2)	Actual/360 (3)
1-A-2	1	LIBOR + 0.270% (1)	LIBOR + 0.540% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.060% (1)	LIBOR + 0.120% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.120% (1)	LIBOR + 0.240% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.190% (1)	LIBOR + 0.380% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.250% (1)	LIBOR + 0.500% (1)	(2)	Actual/360 (3)
1-M-1	1	LIBOR + 0.300% (1)	LIBOR + 0.450% (1)	(2)	Actual/360 (3)
2-M-1	2	LIBOR + 0.300% (1)	LIBOR + 0.450% (1)	(2)	Actual/360 (3)
1-M-2	1	LIBOR + 0.320% (1)	LIBOR + 0.480% (1)	(2)	Actual/360 (3)
2-M-2	2	LIBOR + 0.320% (1)	LIBOR + 0.480% (1)	(2)	Actual/360 (3)
1-M-3	1	LIBOR + 0.350% (1)	LIBOR + 0.525% (1)	(2)	Actual/360 (3)
2-M-3	2	LIBOR + 0.350% (1)	LIBOR + 0.525% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 0.470% (1)	LIBOR + 0.705% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 0.800% (1)	LIBOR + 1.200% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 1.250% (1)	LIBOR + 1.875% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 2.350% (1)	LIBOR + 3.525% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 2.350% (1)	LIBOR + 3.525% (1)	(2)	Actual/360 (3)
M-9	1 and 2	LIBOR + 2.350% (1)	LIBOR + 3.525% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
B	1 and 2	7.000% (5)	7.000% (5)	calendar month (6)	30/360 (7)
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
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(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

(5)
The pass-through rate for this class of certificates will be subject to an interest rate cap, as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest.”

(6)	The accrual period for any distribution date will be the calendar month preceding that distribution date. These certificates will settle with accrued interest.

(7)	Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.

Class 1-A Certificates:	Class 1-A-1 and Class 1-A-2 Certificates.

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.

Senior Certificates:	Class A and Class A-R Certificates.

Class M Certificates or Adjustable Rate Subordinate Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Class M-1 Certificates:	Class 1-M-1 and Class 2-M-1 Certificates.

Class M-2 Certificates:	Class 1-M-2 and Class 2-M-2 Certificates.

Class M-3 Certificates:	Class 1-M-3 and Class 2-M-3 Certificates.

Subordinate Certificates:	Class M and Class B Certificates.

Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Adjustable Rate Subordinate Certificates.

Fixed Rate Certificates:	Class B Certificates.

Group 1 Certificates:	Class 1-A, Class 1-M-1, Class 1-M-2 and Class 1-M-3 Certificates.

Group 2 Certificates:	Class 2-A, Class 2-M-1, Class 2-M-2 and Class 2-M-3 Certificates.

Offered Certificates:
Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 1-M-1, Class 2-M-1, Class 1-M-2, Class 2-M-2, Class 1-M-3, Class 2-M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates and Fixed Rate Certificates:

With respect to the first distribution date, the last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on July 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest accrual convention and pass-through rate (or calculation method) for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and, in the case of the adjustable rate subordinate certificates, from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest);

•	the seller interest shortfall payments, if any, paid by Countrywide Home Loans, Inc.; and

•
for each distribution date during, and the distribution date immediately after, the funding period, any amounts required pursuant to the pooling and servicing agreement to be distributed from the capitalized interest account.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loan repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates — Withdrawals from the Certificate Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer or the trustee are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount available for distribution to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in July 2017 and ending on the distribution date in June 2037, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, a portion of the interest funds for loan group 1 and loan group 2 in an aggregate amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in June 2037, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as principal as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the final maturity reserve deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, concurrently, to each class of Class 1-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
concurrently, from any remaining loan group 1 interest funds, to the Class 1-M-1 Certificates, and from any remaining loan group 2 interest funds, to the Class 2-M-1 Certificates, current interest for each such class; provided that if the remaining loan group 1 and loan group 2 interest funds are insufficient to distribute all current interest to the Class 1-M-1 and Class 2-M-1 Certificates, then such remaining loan group 1 and loan group 2 interest funds will be allocated between the Class 1-M-1 and Class 2-M-1 Certificates on the basis of the respective group distribution percentages for that distribution date;

•
concurrently, from any remaining loan group 1 interest funds, to the Class 1-M-2 Certificates, and from any remaining loan group 2 interest funds, to the Class 2-M-2 Certificates, current interest for each such class; provided that if the remaining loan group 1 and loan group 2 interest funds are insufficient to distribute all current interest to the Class 1-M-2 and Class 2-M-2 Certificates, then such remaining loan group 1 and loan group 2 interest funds will be allocated between the Class 1-M-2 and Class 2-M-2 Certificates on the basis of the respective group distribution percentages for that distribution date;

•
concurrently, from any remaining loan group 1 interest funds, to the Class 1-M-3 Certificates, and from any remaining loan group 2 interest funds, to the Class 2-M-3 Certificates, current interest for each such class; provided that if the remaining loan group 1 and loan group 2 interest funds are insufficient to distribute all current interest to the Class 1-M-3 and Class 2-M-3 Certificates, then such remaining loan group 1 and loan group 2 interest funds will be allocated between the Class 1-M-3 and Class 2-M-3 Certificates on the basis of the respective group distribution percentages for that distribution date;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this free writing prospectus.

Trigger Events:

A “trigger event” will be in effect when losses and/or delinquencies on the mortgage loans exceed certain specified levels.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the July 2010 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 62.60% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	concurrently, to the classes of Class 1-A Certificates, pro rata, until their certificate principal balances are reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
concurrently, to the classes of Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), pro rata, until their certificate principal balances are reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, until their certificate principal balances are reduced to zero;

(2)
concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, until their certificate principal balances are reduced to zero;

(3)
concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, until their certificate principal balances are reduced to zero;

(4)
sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(5)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in an amount up to the Class 1-A principal distribution amount, in the following order:

(i)	concurrently, to the classes of Class 1-A Certificates, pro rata, until their certificate principal balances are reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in an amount up to the Class 2-A principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates, in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
concurrently, to the classes of Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), pro rata, until their certificate principal balances are reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, the subordinate class principal distribution amount for the Class M-1 Certificates, until their certificate principal balances are reduced to zero;

(2)
concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, the subordinate class principal distribution amount for the Class M-2 Certificates, until their certificate principal balances are reduced to zero;

(3)
concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, the subordinate class principal distribution amount for the Class M-3 Certificates, until their certificate principal balances are reduced to zero;

(4)
sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

(5)	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case, first, to pay any interest carry forward amount for such class or classes, as applicable, and second, to pay any unpaid realized loss amount for such class or classes, as applicable; provided, however, that any interest carry forward amount and unpaid realized loss amount distributed to the classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates), will be made concurrently, on a pro rata basis based on (i) in the case of any interest carry forward amount, each such class’s respective interest carry forward amount, and (ii) in the case of any unpaid realized loss amount, each such class’s respective unpaid realized loss amount;

•
to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their certificate principal balances are reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective certificate principal balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding classes of Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero; provided, however, that any principal distributions to the classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates) will be made concurrently, on a pro rata basis based on the respective group distribution percentages for that distribution date;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 31.71% and 23.73% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by principal balance) are covered by a mortgage insurance policy issued by Mortgage Guaranty Insurance Corporation as described in this free writing prospectus. The mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 13.83% and 10.13% of the mortgage loans in the statistical calculation pool in loan group 1 and loan group 2, respectively (in each case by principal balance) are covered by the mortgage insurance policy.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $11,600,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the sum of the weighted average pass-through rate on the certificates plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the applicable servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or the mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B Certificates. The Class 1-M-1 and Class 2-M-1 Certificates will be of equal priority with each other, the Class 1-M-2 and Class 2-M-2 Certificates will be of equal priority with each other and the Class 1-M-3 and Class 2-M-3 Certificates will be of equal priority with each other.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policy, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates in reverse order of their distribution priority, beginning with the Class B Certificates, until the certificate principal balances of the subordinate classes have been reduced to zero. Any realized losses that are allocated to the classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-3 and Class 2-M-3 Certificates) will be allocated concurrently on a pro rata basis based on the realized losses from the respective loan groups for the related due period. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under “Description of the Certificates—Applied Realized Loss Amounts”.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date on or prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.55% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date on or prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net swap payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization. The remaining portion of any net swap payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more according to the OTS Method.

If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if (i) Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity and (ii) the stated principal balance of that mortgage loan, when taken together with the aggregate of the stated principal balances of all other mortgage loans in the same loan group that have been so modified since the closing date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial certificate principal balance of the related certificates. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the applicable servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund, the pre-funding account and the capitalized interest account) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the final maturity reserve fund, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Legal Investment Considerations

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

THE MORTGAGE POOL

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

Mortgage Insurance Policy

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire a mortgage insurance policy (the “Mortgage Insurance Policy”) from Mortgage Guaranty Insurance Corporation (the “Mortgage Insurer”). The policy is expected to cover approximately 31.71% and 23.73% of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The Mortgage Insurance Policy will only cover losses pursuant to the formula described in the policy down to approximately 60% of the value of the related Mortgaged Property. The premium payable on the Mortgage Insurance Policy to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premium”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policy. Covered Mortgage Loans constitute approximately 13.83% and 10.13% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance).

Subject to certain limitations, the Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. The Mortgage Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in the Mortgage Insurance Policy.

The Mortgage Insurance Policy is subject to various limitations and exclusions as herein provided or as provided in that policy, and will provide only limited protection against losses on defaulted Covered Mortgage Loans. The Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the Mortgage Insurance Policy is covered for losses up to the policy limits; provided, however, that the Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in that policy. Claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policies covering such Covered Mortgage Loans remain in effect and a full claim settlement is made thereunder.

The Mortgage Insurance Policy is required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full; or (ii) the principal balance of the Covered Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Covered Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the Mortgage Insurance Policy is required where prohibited by applicable law); or (iii) any event specified in the Mortgage Insurance Policy occurs that allows for the termination or cancellation of that policy by the insured.

The Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of the Mortgage Insurer; provided, however, that the Mortgage Insurer has previously provided written consent to (i) the assignment of coverage on individual Covered Mortgage Loans from the Trustee to the Seller in connection with any Covered Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Covered Mortgage Loans from the Co-Trustee to any successor co-trustee, provided that in each case, prompt notice of such assignment is provided to the Mortgage Insurer.

The Mortgage Insurance Policy generally requires that delinquencies on any Covered Mortgage Loan insured thereunder must be reported to the Mortgage Insurer within four months of default, that reports regarding the delinquency of the Covered Mortgage Loan must be submitted to the Mortgage Insurer on a monthly basis thereafter and that appropriate proceedings to obtain title to the property securing such Covered Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the Mortgage Insurance Policy, the Co-Trustee must have (i) acquired, and tendered to the Mortgage Insurer, good and merchantable title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the Mortgage Insurance Policy and (ii) if the Covered Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the Mortgage Insurance Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to the Mortgage Insurer by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the Covered Mortgage Loan). When a claim is presented, the Mortgage Insurer will have the option of either (i) paying the claim amount and taking title to the property securing the Covered Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the Covered Mortgage Loan) and with the Co-Trustee retaining title to the property securing such Covered Mortgage Loan or (iii) if the property securing the Covered Mortgage Loan has been sold to a third party with the prior approval of the Mortgage Insurer, paying the claim amount reduced by the net sale proceeds as described in the Mortgage Insurance Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan or such property has been sold to a third party with the prior approval of the Mortgage Insurer. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the Mortgage Insurance Policy unless the property securing the Covered Mortgage Loan is in the same physical condition as when such Covered Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the Mortgage Insurance Policy is incomplete, the Mortgage Insurer is required to provide notification of all information and documentation required to perfect the claim within 20 days of the Mortgage Insurer’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to the Mortgage Insurer, provided that the Mortgage Insurer is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by the Mortgage Insurer, no changes may be made to the terms of any Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Covered Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Covered Mortgage Loan, nor may any mortgagor be released under the Covered Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured’s approval, the Mortgage Insurer’s liability for coverage of the Mortgage Loan under the Mortgage Insurance Policy generally will terminate as of the date of such assumption unless the Mortgage Insurer approves the assumption in writing. In addition, with respect to any Covered Mortgage Loan covered by the Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of the Mortgage Insurer in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Covered Mortgage Loan.

The Mortgage Insurance Policy excludes coverage of (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Covered Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage, (iv) certain claims where there is an environmental condition which existed on the property securing the Covered Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Covered Mortgage Loan) as of the effective date of coverage, (v) any claim, if the mortgage, deed of trust or other similar instrument did not create at origination a first lien on the property securing the Covered Mortgage Loan, (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the Mortgage Insurance Policy or of its obligations as imposed by operation of law, (vii) certain claims resulting from physical damage to a property securing a Covered Mortgage Loan, (viii) any claim arising from the failure of the borrower under a Covered Mortgage Loan to make any balloon payment, if applicable, under such Covered Mortgage Loan and (ix) any claim submitted in connection with a Covered Mortgage Loan if the Covered Mortgage Loan did not meet the Mortgage Insurer’s requirements applicable to the origination of the Covered Mortgage Loan.

In issuing its Mortgage Insurance Policy, the Mortgage Insurer has relied upon certain information and data regarding the Covered Mortgage Loans furnished to it by Countrywide Home Loans, the Co-Trustee or their respective representatives. The Mortgage Insurance Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Covered Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Covered Mortgage Loan; (ii) negligence or fraud by the Master Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. The Mortgage Insurance Policy permits the Mortgage Insurer to cancel coverage of a Covered Mortgage Loan under its Mortgage Insurance Policy or deny any claim submitted under its Mortgage Insurance Policy in connection with a Covered Mortgage Loan if the insured fails to furnish the Mortgage Insurer with copies of all documents in connection with the origination or servicing of the Covered Mortgage Loan.

The preceding description of the Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the Mortgage Insurance Policy, a copy of which is available upon request from the Trustee.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.500% per annum. The “Servicing Fee Rate” for each other Mortgage Loan in Loan Group 2 will be, in the case of a fixed rate Mortgage Loan, 0.250% per annum, and in the case of an adjustable rate Mortgage Loan, 0.250% per annum before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.493% per annum before the respective initial Adjustment Dates (if applicable) and is 0.496% per annum on and after the respective initial Adjustment Dates (if applicable). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the Due Date occurring during the Prepayment Period to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received between the related Due Date in the Prepayment Period and the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received between the beginning of the Prepayment Period and the related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Certain Modifications and Refinancings

Countrywide Home Loans is permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests a reduction to the Mortgage Rate for the related Mortgage Loan, the Master Servicer is required to agree to that reduction if (i) Countrywide Home Loans, in its corporate capacity, agrees to purchase that Mortgage Loan from the issuing entity and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial Certificate Principal Balance of the related Certificates. Countrywide Home Loans will be obligated to purchase that Mortgage Loan upon modification of the Mortgage Rate by the Master Servicer for a price equal to the Purchase Price. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any such modification or purchase.

In addition, the Master Servicer may agree to modifications of a Mortgage Loan, including reductions in the related Mortgage Rate, if, among other things, it would be consistent with the customary and usual standards of practice of prudent mortgage loan servicers. Such modifications may occur in connection with workouts involving delinquent Mortgage Loans. Countrywide Home Loans is not obligated to purchase any such modified Mortgage Loans.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2007-11 (the “Certificates”) will consist of: Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 1-M-1, Class 2-M-1, Class 1-M-2, Class 2-M-2, Class 1-M-3, Class 2-M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this free writing prospectus we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates

Class 1-A Certificates:	Class 1-A-1 and Class 1-A-2 Certificates

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates

Senior Certificates:	Class A and Class A-R Certificates

Class M Certificates or Adjustable Rate Subordinate Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates

Class M-1 Certificates:	Class 1-M-1 and Class 2-M-1 Certificates

Class M-2 Certificates:	Class 1-M-2 and Class 2-M-2 Certificates

Class M-3 Certificates:	Class 1-M-3 and Class 2-M-3 Certificates

Subordinate Certificates:	Class M and Class B Certificates

Adjustable Rate Certificates or Swap Certificates:	Class A and Adjustable Rate Subordinate Certificates

Fixed Rate Certificates:	Class B Certificates

Group 1 Certificates:	Class 1-A, Class 1-M-1, Class 1-M-2 and Class 1-M-3 Certificates

Group 2 Certificates:	Class 2-A, Class 2-M-1, Class 2-M-2 and Class 2-M-3 Certificates

Offered Certificates:
Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 1-M-1, Class 2-M-1, Class 1-M-2, Class 2-M-2, Class 1-M-3, Class 2-M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates:	Super Senior/Adjustable Rate

Class 1-A-2 Certificates:	Senior Support/Adjustable Rate

Class 2-A Certificates:	Senior/Adjustable Rate

Adjustable Rate Subordinate Certificates:	Subordinate/Adjustable Rate

Fixed Rate Certificates:	Subordinate/Fixed Rate

Class A-R Certificates:	Senior/REMIC Residual

Class P Certificates:	Prepayment Charges

Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Group 1 Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Group 2 Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•
distributions of principal and interest on the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the related Servicing Fee Rate.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); provided further, however, that any amounts distributed to the classes of Class 1-A Certificates in respect of Subsequent Recoveries will be made sequentially to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, in each case in an amount not to exceed the Unpaid Realized Loss Amount for such Class; provided further, however, that any amounts distributed to the classes of Class 2-A Certificates in respect of Subsequent Recoveries will be made concurrently on a pro rata basis according to their respective Certificate Principal Balances; and provided further, however, that any amounts distributed to the Classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-3 and Class 2-M-3 Certificates) will be allocated concurrently on a pro rata basis according to their respective Unpaid Realized Loss Amounts.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in July 2007.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan, means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Group 1 Distribution Percentage” means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is equal to the Principal Remittance Amount for Loan Group 1 for that Distribution Date, and the denominator of which is equal to the sum of the Principal Remittance Amounts for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group 2 Distribution Percentage” means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is equal to the Principal Remittance Amount for Loan Group 2 for that Distribution Date, and the denominator of which is equal to the sum of the Principal Remittance Amounts for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group Distribution Percentage” means, with respect to any Distribution Date, in the case of Loan Group 1, the Group 1 Distribution Percentage for that Distribution Date, and in the case of Loan Group 2, the Group 2 Distribution Percentage for that Distribution Date.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policy) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Fixed Rate Certificates and the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and (x) the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date, and (y) the Fixed Rate Certificates, means the calendar month immediately preceding the month in which the Distribution Date occurs.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the applicable Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Funding Period Distribution Date” means each Distribution Date during the Funding Period and, if the Funding Period ends on or after the Distribution Date in a month, the immediately succeeding Distribution Date.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, plus (2) for each Funding Period Distribution Date, any amounts required pursuant to the Pooling and Servicing Agreement to be deposited from the Capitalized Interest Account, less (3) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (4) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (5) the Mortgage Insurance Premium for the Covered Mortgage Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest), and

(6) all Seller Interest Shortfall Payments for that Distribution Date, less

(b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” means a per annum rate that varies on a loan-by-loan basis with respect to each Covered Mortgage Loan. The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the Mortgage Insurance Policy is 2.148% per annum.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to each class of Group 1 Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Group 2 Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period,

(iii) with respect to each class of Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, the weighted average of the Net Rate Caps for the Group 1 and Group 2 Certificates for that Distribution Date, weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period, over the outstanding aggregate Certificate Principal Balance of the Group 1 and Group 2 Certificates, respectively, immediately prior to the related Distribution Date, and

(iv) with respect to the Class B Certificates, the weighted average of the Net Rate Caps for the Group 1 and Group 2 Certificates for that Distribution Date (in each case calculated without giving effect to any Net Swap Payment or Swap Termination Payment payable to the Swap Counterparty for that Distribution Date), weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period, over the outstanding aggregate Certificate Principal Balance of the Group 1 and Group 2 Certificates, respectively, immediately prior to the related Distribution Date, adjusted to an effective rate reflecting the accrual of interest on a 30/360 basis.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A-1	0.170%	0.340%
Class 1-A-2	0.270%	0.540%
Class 2-A-1	0.060%	0.120%
Class 2-A-2	0.120%	0.240%
Class 2-A-3	0.190%	0.380%
Class 2-A-4	0.250%	0.500%
Class 1-M-1	0.300%	0.450%
Class 2-M-1	0.300%	0.450%
Class 1-M-2	0.320%	0.480%
Class 2-M-2	0.320%	0.480%
Class 1-M-3	0.350%	0.525%
Class 2-M-3	0.350%	0.525%
Class M-4	0.470%	0.705%
Class M-5	0.800%	1.200%
Class M-6	1.250%	1.875%
Class M-7	2.350%	3.525%
Class M-8	2.350%	3.525%
Class M-9	2.350%	3.525%
__________
(1)	For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” means, with respect to each Accrual Period and:

(i) each class of Adjustable Rate Certificates, a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date; and

(ii) the Class B Certificates, a per annum rate equal to the lesser of:

(1) 7.000% and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Seller Interest Shortfall Payment” means, with respect to any Initial Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date or any Subsequent Mortgage Loan that does not have a first payment date on or before the Due Date in the month after the related Subsequent Transfer Date, an amount equal to one month’s interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of that Mortgage Loan.

“Trustee Fee Rate” means 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 62.60% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

July 2009 — June 2010	0.95% with respect to July 2009, plus an additional 1/12th of 1.15% for each month thereafter through June 2010

July 2010 — June 2011	2.10% with respect to July 2010, plus an additional 1/12th of 1.30% for each month thereafter through June 2011

July 2011 — June 2012	3.40% with respect to July 2011, plus an additional 1/12th of 1.00% for each month thereafter through June 2012

July 2012 — June 2013	4.40% with respect to July 2012, plus an additional 1/12th of 0.65% for each month thereafter through June 2013

July 2013 — June 2014	5.05% with respect to July 2013, plus an additional 1/12th of 0.05% for each month thereafter through June 2014

July 2014 and thereafter	5.10%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for that Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding interest-bearing certificates:

Class	Percentage

A	42.78%
M-1	58.39%
M-2	82.47%
M-3	93.02%
M-4	109.59%
M-5	131.15%
M-6	149.53%
M-7	186.05%
M-8	225.35%
M-9	326.53%
B	551.72%

For the purposes of the definition of “Delinquency Trigger Event”, the Class A Certificates will be treated as a single class of Certificates, the Class M-1 Certificates will be treated as a single class of Certificates, the Class M-2 Certificates will be treated as a single class of Certificates and the Class M-3 Certificates will be treated as a single class of Certificates.

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in July 2027 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	13.70%	27.40%
Class M-2	9.70%	19.40%
Class M-3	8.60%	17.20%
Class M-4	7.30%	14.60%
Class M-5	6.10%	12.20%
Class M-6	5.35%	10.70%
Class M-7	4.30%	8.60%
Class M-8	3.55%	7.10%
Class M-9	2.45%	4.90%
Class B	1.45%	2.90%

The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount. For the purposes of the definition of “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage”, (i) the Class 1-M-1 and Class 2-M-1 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-1 and Class 2-M-1 Certificates, (ii) the Class 1-M-2 and Class 2-M-2 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-2 and Class 2-M-2 Certificates and (iii) the Class 1-M-3 and Class 2-M-3 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-3 and Class 2-M-3 Certificates.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 1.45% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 2.90% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the aggregate Certificate Principal Balance of the interest-bearing certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such Principal Remittance Amount used to cover any payment due to the Swap Counterparty (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) as a result of the Interest Funds for such Distribution Date being insufficient to make such payment,

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group, minus

(4) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period,

less

(b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (b) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans. For the purposes of determining the Sixty-Day Delinquency Rate, delinquencies with respect to the Mortgage Loans will be recognized in accordance with the OTS Method.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in July 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 62.60% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero. For the purposes of the definition of “Subordinate Class Principal Distribution Amount”, (i) the Class 1-M-1 and Class 2-M-1 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-1 and Class 2-M-1 Certificates, (ii) the Class 1-M-2 and Class 2-M-2 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-2 and Class 2-M-2 Certificates and (iii) the Class 1-M-3 and Class 2-M-3 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-3 and Class 2-M-3 Certificates.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, FSB, which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds (including proceeds from the Mortgage Insurance Policy), Liquidation Proceeds and Subsequent Recoveries,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent according to the OTS Method in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in the month of the first Distribution Date and in the month immediately following any Subsequent Transfer Date, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Interest Shortfall Payments (if any) for the related Distribution Date. Prior to their deposit in the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee,

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to pay the Co-Trustee (for payment to the Mortgage Insurer), the Mortgage Insurance Premiums,

(4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(6) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (3) under “—Withdrawals from the Certificate Account”, and

(7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date in this free writing prospectus. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein; and

•
the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account or the Capitalized Interest Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account or the Capitalized Interest Account, as applicable, out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-Funding Account or the Capitalized Interest Account and made in accordance with the Pooling and Servicing Agreement.

The Carryover Reserve Fund and the Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or the Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or the Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

The Swap Account. Funds in the Swap Account will not be invested.

The Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the applicable Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly

Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to certain prepaid Mortgage Loans	Time to time

	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly

	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly

Expenses

Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly

Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Mortgage Insurance Premiums / Mortgage Insurer	With respect to each Covered Mortgage Loan, one-twelfth of the applicable Mortgage Insurance Premium Rate for that Mortgage Loan multiplied by the Stated Principal Balance of that Mortgage Loan (9)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policy)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time

Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Time to time
__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.500% per annum. The Servicing Fee Rate for each other Mortgage Loan in Loan Group 2 will be, in the case of a fixed rate Mortgage Loan, 0.250% per annum, and in the case of an adjustable rate Mortgage Loan, 0.250% per annum before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.493% per annum before the respective initial Adjustment Dates (if applicable) and is 0.496% per annum on and after the respective initial Adjustment Dates (if applicable). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in the prospectus supplement under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this free writing prospectus under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)	The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the Mortgage Insurance Policy is 2.148% per annum.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)	Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. The Pass-Through Rate for the Fixed Rate Certificates is fixed for the life of those certificates. On each Distribution Date, the Pass-Through Rate for each class of interest-bearing certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”, and in the case of the Adjustable Rate Certificates, from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Final Maturity Reserve Deposit,

(2) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently:

(a) from the Interest Funds for Loan Group 1, concurrently to each class of Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements, and

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5) concurrently, from any remaining Interest Funds for Loan Group 1, to the Class 1-M-1 Certificates, and from any remaining Interest Funds for Loan Group 2, to the Class 2-M-1 Certificates, Current Interest for each such class; provided that if the remaining Interest Funds for Loan Group 1 and Loan Group 2 are insufficient to distribute all Current Interest to the Class 1-M-1 and Class 2-M-1 Certificates, then such remaining Interest Funds for Loan Group 1 and Loan Group 2 will be allocated between the Class 1-M-1 and Class 2-M-1 Certificates on the basis of the respective Group Distribution Percentages for that Distribution Date;

(6) concurrently, from any remaining Interest Funds for Loan Group 1, to the Class 1-M-2 Certificates, and from any remaining Interest Funds for Loan Group 2, to the Class 2-M-2 Certificates, Current Interest for each such class; provided that if the remaining Interest Funds for Loan Group 1 and Loan Group 2 are insufficient to distribute all Current Interest to the Class 1-M-2 and Class 2-M-2 Certificates, then such remaining Interest Funds for Loan Group 1 and Loan Group 2 will be allocated between the Class 1-M-2 and Class 2-M-2 Certificates on the basis of the respective Group Distribution Percentages for that Distribution Date;

(7) concurrently, from any remaining Interest Funds for Loan Group 1, to the Class 1-M-3 Certificates, and from any remaining Interest Funds for Loan Group 2, to the Class 2-M-3 Certificates, Current Interest for each such class; provided that if the remaining Interest Funds for Loan Group 1 and Loan Group 2 are insufficient to distribute all Current Interest to the Class 1-M-3 and Class 2-M-3 Certificates, then such remaining Interest Funds for Loan Group 1 and Loan Group 2 will be allocated between the Class 1-M-3 and Class 2-M-3 Certificates on the basis of the respective Group Distribution Percentages for that Distribution Date;

(8) from the remaining Interest Funds for both Loan Groups, sequentially:

(a) sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Current Interest for that class, and

(b) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this free writing prospectus.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A) concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) concurrently, to the classes of Class 1-A Certificates, pro rata, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates, in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) concurrently, to the classes of Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), pro rata, until the Certificate Principal Balances thereof are reduced to zero,

(B) from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, until their Certificate Principal Balances are reduced to zero;

(ii) concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, until their Certificate Principal Balances are reduced to zero;

(iii) concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, until their Certificate Principal Balances are reduced to zero;

(iv) sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(v) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, in an amount up to the Class 1-A Principal Distribution Amount, sequentially:

(a) concurrently, to the classes of Class 1-A Certificates, pro rata, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (2)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, in an amount up to the Class 2-A Principal Distribution Amount, sequentially:

(a) to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) concurrently, to the classes of Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (2)(A)(i)(a) above), pro rata, until the Certificate Principal Balances thereof are reduced to zero,

(B)  from the remaining Principal Distribution Amounts for Loan Group 1 and Loan Group 2, sequentially:

(i) concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, the Subordinate Class Principal Distribution Amount for the Class M-1 Certificates, until their Certificate Principal Balances are reduced to zero,

(ii) concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, the Subordinate Class Principal Distribution Amount for the Class M-2 Certificates, until their Certificate Principal Balances are reduced to zero,

(iii) concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, the Subordinate Class Principal Distribution Amount for the Class M-3 Certificates, until their Certificate Principal Balances are reduced to zero,

(iv) sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(v) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the interest-bearing certificates by approximately $11,600,000, which is approximately 1.45% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the interest-bearing certificates. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of the interest-bearing certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (8)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(v) or (2)(B)(v), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account and available for that Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.
to the class or classes of interest-bearing certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for such class or classes, as applicable, and second in an amount equal to any Unpaid Realized Loss Amount for such class or classes, as applicable; provided, however, that any Interest Carry Forward Amount and Unpaid Realized Loss Amount distributed to the classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates), will be made concurrently, on a pro rata basis based on (i) in the case of any Interest Carry Forward Amount, each such class’s respective Interest Carry Forward Amount, and (ii) in the case of any Unpaid Realized Loss Amount, each such class’s respective Unpaid Realized Loss Amount;

4.
to each class of interest-bearing certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of interest-bearing certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.
if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until the Certificate Principal Balances thereof are reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding classes of Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; provided, however, that any principal distributions to the classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates) will be made concurrently, on a pro rata basis based on the respective Group Distribution Percentages for that Distribution Date;

7.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Deutsche Bank AG, New York Branch (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”). The Swap Contract is subject to certain ISDA definitions. Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty. Concurrently with the assignment of the Swap Contract, the Swap Contract Administrator and the Swap Counterparty will enter into a 1992 ISDA Master Agreement (Multicurrency - Cross Border) and Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”). The Swap Contract will supplement, form part of, and be subject to the ISDA Master Agreement.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.55% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding that Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on that Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (2) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (7) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

The Swap Counterparty will be an eligible counterparty for so long as its credit ratings are at least equal to the S&P Required Ratings Threshold and the Moody’s Required Ratings Threshold. However, if the credit ratings of the Swap Counterparty fall below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold and the Swap Counterparty chooses not to procure a guarantee of its payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty, the Swap Counterparty may be required to pledge cash or other collateral in the form of securities to the Swap Contract Administrator with an aggregate value determined in accordance with the Credit Support Annex. Any collateral posted under the Credit Support Annex would be available to the Swap Contract Administrator as security in the case that an “event of default” or “additional termination event” occurs under the ISDA Master Agreement with respect to which the Swap Counterparty is the sole defaulting party or sole affected party, as applicable, and a Swap Termination Payment is payable from the Swap Counterparty. If the credit ratings of the Swap Counterparty fall below the S&P Required Ratings Threshold or the Moody’s Required Ratings Threshold, the Swap Counterparty may be obligated to pledge additional collateral. In such case, the Swap Counterparty would also be obligated to use commercially reasonable efforts to procure a guarantee of its payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty at no cost to either the Swap Contract Administrator or the issuing entity. The failure of the Swap Counterparty to make such efforts or to procure such a guarantee or replacement would entitle the Swap Contract Administrator to declare an early termination of the Swap Contract as more fully described below. If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms that are substantially the same as those of the original Swap Contract.

In the event that a Swap Termination Payment is payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms substantially the same as those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow and Credit Comeback Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, will distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to that Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class; provided, however, that any interest distributions to the classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates) pursuant to this clause (4) will be made concurrently, on a pro rata basis based on each such class’s respective remaining Current Interest and Interest Carry Forward Amount;

(5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “— Overcollateralization Provisions” payable in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; provided, however, that any Unpaid Realized Loss Amounts distributed to the classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates) pursuant to this clause (8) will be made concurrently, on a pro rata basis based each such class’s respective Unpaid Realized Loss Amount; and

(9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to that Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the last calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
July 2007	780,000,000
August 2007	779,912,500
September 2007	778,623,151
October 2007	771,907,573
November 2007	764,280,423
December 2007	755,853,630
January 2008	747,506,997
February 2008	738,843,147
March 2008	729,332,391
April 2008	718,996,500
May 2008	707,859,802
June 2008	635,897,154
July 2008	619,089,480
August 2008	606,781,355
September 2008	595,045,477
October 2008	583,071,173
November 2008	570,875,523
December 2008	558,476,496
January 2009	538,709,153
February 2009	525,906,037
March 2009	513,469,180
April 2009	502,060,506
May 2009	490,875,164
June 2009	426,609,236
July 2009	410,408,744
August 2009	400,434,950
September 2009	390,838,790
October 2009	382,326,531
November 2009	374,013,453
December 2009	365,895,008
January 2010	169,329,027
February 2010	167,215,613
March 2010	165,477,791
April 2010	163,839,939
May 2010	161,912,040
June 2010	159,927,136
July 2010	157,735,490
August 2010	155,668,930
September 2010	153,678,115
October 2010	151,823,942
November 2010	150,170,350
December 2010	148,505,442
January 2011	146,955,844
February 2011	145,321,689
March 2011	143,931,820
April 2011	142,594,833
May 2011	141,047,255
June 2011	139,522,141
July 2011	138,010,317
August 2011	136,559,523
September 2011	135,118,756
October 2011	133,739,596
November 2011	132,475,367
December 2011	131,178,930
January 2012	129,978,468
February 2012	128,721,904
March 2012	127,661,207
April 2012	126,645,605
May 2012	125,484,624
June 2012	124,270,983
July 2012	66,749,951
August 2012	65,899,400
September 2012	65,104,382
October 2012	64,385,925
November 2012	63,764,652
December 2012	63,074,304
January 2013	62,447,524
February 2013	61,816,869
March 2013	61,280,788
April 2013	60,762,354
May 2013	60,163,986
June 2013	59,573,742
July 2013	58,981,941
August 2013	58,407,446
September 2013	57,831,356
October 2013	57,271,981
November 2013	56,751,516
December 2013	56,211,344
January 2014	55,703,633
February 2014	55,166,879
March 2014	54,706,117
April 2014	54,259,853
May 2014	53,745,936
June 2014	53,238,422
July 2014	52,729,156
August 2014	52,234,113
September 2014	51,737,340
October 2014	51,254,409
November 2014	50,804,063
December 2014	50,336,679
January 2015	49,896,475
February 2015	49,431,320
March 2015	49,030,366
April 2015	48,641,462
May 2015	48,194,692
June 2015	47,736,000

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract, as calculated pursuant to the early termination payment provisions of the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the ISDA Master Agreement, if such failure is not remedied on or before the thirtieth day after notice of such failure is received, including a failure of the Swap Counterparty, if its credit ratings no longer satisfy both the S&P Required Ratings Threshold and the Moody’s Required Ratings Threshold, to use commercially reasonable efforts to procure a guarantee of the Swap Counterparty’s payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty,

3. if the credit ratings of the Swap Counterparty fall below the S&P Required Ratings Threshold for 10 or more business days or the Moody’s Required Ratings Threshold for 30 or more business days, a failure to post any collateral required under the Credit Support Annex and certain other events involving the termination or repudiation of the Credit Support Annex prior to the termination of the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the ISDA Master Agreement,

5. the occurrence or existence of (i) a default of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. if the Swap Counterparty has posted collateral under the Credit Support Annex because its credit ratings are below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold, a failure by the Swap Contract Administrator to return any collateral as required under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received, and

3. certain insolvency or bankruptcy events of the Swap Contract Administrator or the issuing entity.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator if at any time a “termination event” under the ISDA Master Agreement occurs and is continuing, in each case in accordance with the provisions of the ISDA Master Agreement. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the ISDA Master Agreement occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the ISDA Master Agreement:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2. by the Swap Contract Administrator, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold (but such credit ratings are at least equal to the S&P Required Ratings Threshold or the Moody’s Required Ratings Threshold, as applicable) and the Swap Counterparty fails to post the required amount of collateral, or otherwise fails to comply with or perform any other obligation, under the Credit Support Annex,

3. by the Swap Contract Administrator, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the S&P Required Ratings Threshold for 60 or more calendar days and the Swap Counterparty has failed to either procure a guarantee of the Swap Counterparty’s payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty,

4. by the Swap Contract Administrator, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the Moody’s Required Ratings Threshold for 30 or more business days and at least one eligible replacement counterparty has made an offer to be a replacement counterparty, and

5. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the ISDA Master Agreement, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the ISDA Master Agreement, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

The “S&P Approved Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from S&P of “A-1” or, if a short-term unsecured and unsubordinated debt rating from S&P is not available, a long-term unsecured and unsubordinated debt rating from S&P of “A+”. The “S&P Required Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from S&P of “A-2” or, if a short-term unsecured and unsubordinated debt rating from S&P in not available, a long-term unsecured and unsubordinated debt rating from S&P of “BBB+”.

The “Moody’s Approved Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”. The “Moody’s Required Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

A “Swap Counterparty Trigger Event” means an event of default under the ISDA Master Agreement with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the ISDA Master Agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the ISDA Master Agreement, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the interest-bearing certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under “— Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in July 2017 up to and including the Distribution Date in June 2037, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in July 2017 up to and including the Distribution Date in June 2037 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for that Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to that Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
July 2017	56,788,535
August 2017	56,001,478
September 2017	55,225,132
October 2017	54,459,354
November 2017	53,703,998
December 2017	52,958,926
January 2018	52,223,997
February 2018	51,499,075
March 2018	50,784,024
April 2018	50,078,711
May 2018	49,383,004
June 2018	48,696,773
July 2018	48,019,890
August 2018	47,352,229
September 2018	46,693,665
October 2018	46,044,074
November 2018	45,403,336
December 2018	44,771,330
January 2019	44,147,939
February 2019	43,533,046
March 2019	42,926,535
April 2019	42,328,295
May 2019	41,738,212
June 2019	41,156,176
July 2019	40,582,079
August 2019	40,015,813
September 2019	39,457,272
October 2019	38,906,352
November 2019	38,362,948
December 2019	37,826,961
January 2020	37,298,288
February 2020	36,776,832
March 2020	36,262,495
April 2020	35,755,179
May 2020	35,254,791
June 2020	34,761,236
July 2020	34,274,422
August 2020	33,794,258
September 2020	33,320,653
October 2020	32,853,519
November 2020	32,392,768
December 2020	31,938,313
January 2021	31,490,070
February 2021	31,047,954
March 2021	30,611,883
April 2021	30,181,774
May 2021	29,757,546
June 2021	29,339,121
July 2021	28,926,419
August 2021	28,519,363
September 2021	28,117,876
October 2021	27,721,883
November 2021	27,331,309
December 2021	26,946,082
January 2022	26,566,128
February 2022	26,191,376
March 2022	25,821,756
April 2022	25,457,198
May 2022	25,097,634
June 2022	24,742,995
July 2022	24,393,215
August 2022	24,048,228
September 2022	23,707,970
October 2022	23,372,375
November 2022	23,041,381
December 2022	22,714,926
January 2023	22,392,948
February 2023	22,075,385
March 2023	21,762,180
April 2023	21,453,271
May 2023	21,148,601
June 2023	20,848,113
July 2023	20,551,749
August 2023	20,259,454
September 2023	19,971,173
October 2023	19,686,850
November 2023	19,406,433
December 2023	19,129,869
January 2024	18,857,104
February 2024	18,588,089
March 2024	18,322,770
April 2024	18,061,099
May 2024	17,803,027
June 2024	17,548,503
July 2024	17,297,480
August 2024	17,049,911
September 2024	16,805,748
October 2024	16,564,945
November 2024	16,327,457
December 2024	16,093,239
January 2025	15,862,246
February 2025	15,634,434
March 2025	15,409,760
April 2025	15,188,182
May 2025	14,969,658
June 2025	14,754,145
July 2025	14,541,604
August 2025	14,331,993
September 2025	14,125,273
October 2025	13,921,405
November 2025	13,720,350
December 2025	13,522,069
January 2026	13,326,525
February 2026	13,133,681
March 2026	12,943,500
April 2026	12,755,946
May 2026	12,570,982
June 2026	12,388,575
July 2026	12,208,688
August 2026	12,031,289
September 2026	11,856,342
October 2026	11,683,815
November 2026	11,513,674
December 2026	11,345,888
January 2027	11,180,424
February 2027	11,017,250
March 2027	10,856,336
April 2027	10,697,651
May 2027	10,541,163
June 2027	10,386,844
July 2027	10,234,664
August 2027	10,084,594
September 2027	9,936,605
October 2027	9,790,668
November 2027	9,646,756
December 2027	9,504,841
January 2028	9,364,896
February 2028	9,226,894
March 2028	9,090,809
April 2028	8,956,614
May 2028	8,824,284
June 2028	8,693,793
July 2028	8,565,117
August 2028	8,438,230
September 2028	8,313,108
October 2028	8,189,727
November 2028	8,068,064
December 2028	7,948,094
January 2029	7,829,795
February 2029	7,713,145
March 2029	7,598,119
April 2029	7,484,697
May 2029	7,372,857
June 2029	7,262,576
July 2029	7,153,834
August 2029	7,046,610
September 2029	6,940,883
October 2029	6,836,632
November 2029	6,733,837
December 2029	6,632,478
January 2030	6,532,537
February 2030	6,433,993
March 2030	6,336,827
April 2030	6,241,021
May 2030	6,146,555
June 2030	6,053,413
July 2030	5,961,575
August 2030	5,871,023
September 2030	5,781,741
October 2030	5,693,710
November 2030	5,606,915
December 2030	5,521,337
January 2031	5,436,960
February 2031	5,353,767
March 2031	5,271,744

Month of Distribution Date	40-Year Target ($)
April 2031	5,190,872
May 2031	5,111,138
June 2031	5,032,524
July 2031	4,955,017
August 2031	4,878,600
September 2031	4,803,259
October 2031	4,728,979
November 2031	4,655,745
December 2031	4,583,544
January 2032	4,512,361
February 2032	4,442,181
March 2032	4,372,992
April 2032	4,304,780
May 2032	4,237,531
June 2032	4,171,232
July 2032	4,105,871
August 2032	4,041,434
September 2032	3,977,908
October 2032	3,915,281
November 2032	3,853,541
December 2032	3,792,676
January 2033	3,732,673
February 2033	3,673,521
March 2033	3,615,209
April 2033	3,557,723
May 2033	3,501,054
June 2033	3,445,190
July 2033	3,390,120
August 2033	3,335,833
September 2033	3,282,318
October 2033	3,229,564
November 2033	3,177,562
December 2033	3,126,301
January 2034	3,075,770
February 2034	3,025,960
March 2034	2,976,861
April 2034	2,928,463
May 2034	2,880,756
June 2034	2,833,730
July 2034	2,787,377
August 2034	2,741,688
September 2034	2,696,652
October 2034	2,652,261
November 2034	2,608,506
December 2034	2,565,379
January 2035	2,522,870
February 2035	2,480,972
March 2035	2,439,675
April 2035	2,398,971
May 2035	2,358,853
June 2035	2,319,313
July 2035	2,280,341
August 2035	2,241,931
September 2035	2,204,074
October 2035	2,166,763
November 2035	2,129,991
December 2035	2,093,750
January 2036	2,058,033
February 2036	2,022,832
March 2036	1,988,140
April 2036	1,953,951
May 2036	1,920,256
June 2036	1,887,051
July 2036	1,854,327
August 2036	1,822,078
September 2036	1,790,298
October 2036	1,758,979
November 2036	1,728,117
December 2036	1,697,703
January 2037	1,667,733
February 2037	1,638,199
March 2037	1,609,097
April 2037	1,580,419
May 2037	1,552,160
June 2037	1,524,315

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in July 2017 will equal the least of (i) the aggregate Certificate Principal Balance of the interest-bearing certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and (iii) $30,615,025.

On each Distribution Date beginning on the Distribution Date in July 2027 up to and including the Distribution Date in June 2037, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in June 2037, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until the Certificate Principal Balances thereof are reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding classes of Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2) concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

(3) concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

(4) concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

(5) sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(6) to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the interest-bearing certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied sequentially to reduce the Certificate Principal Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. Any such excess that is allocated to the classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-3 and Class 2-M-3 Certificates) will be allocated concurrently on a pro rata basis based on the Realized Losses from the respective Loan Groups for the related Due Period. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the aggregate Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied sequentially to reduce the Certificate Principal Balances of the Class 1-A-2 and Class 1-A-1 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this free writing prospectus under “— Glossary of Terms — General Definitions ”.

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. The Credit Bureau Risk Scores referenced in the following tables with respect to substantially all of the Mortgage Loans were obtained from one or more credit reporting agencies in connection with the origination of those Mortgage Loans. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	4	620,250	0.31	155,063	8.090	360.00	586	79.5
2/28 6-month LIBOR	256	44,586,584	22.29	174,166	9.239	359.76	585	81.0
2/38 6-month LIBOR	271	64,273,047	32.14	237,170	8.479	479.78	578	74.4
2/28 6-month LIBOR - 60-month Interest Only	15	3,710,450	1.86	247,363	7.772	360.00	652	82.4
2/28 6-month LIBOR - 40/30-Year Balloon	20	5,328,917	2.66	266,446	8.018	358.80	583	70.7
2/28 6-month LIBOR - 50/30-Year Balloon	1	209,310	0.10	209,310	7.690	357.00	634	93.5
3/27 6-month LIBOR	19	3,468,797	1.73	182,568	8.658	358.65	612	68.4
3/37 6-month LIBOR	12	2,313,900	1.16	192,825	8.234	480.00	583	76.9
3/27 6-month LIBOR - 60-month Interest Only	1	396,000	0.20	396,000	7.100	358.00	638	90.0
3/27 6-month LIBOR - 40/30-Year Balloon	2	391,760	0.20	195,880	8.429	357.53	645	86.2
3/27 6-month LIBOR - 50/30-Year Balloon	1	246,887	0.12	246,887	6.405	358.00	602	64.2
5/25 6-month LIBOR	10	1,619,480	0.81	161,948	8.658	360.00	578	75.8
5/35 6-month LIBOR	9	2,312,901	1.16	256,989	7.535	479.90	575	65.3
5/25 6-month LIBOR - 120-month Interest Only	1	139,000	0.07	139,000	7.500	360.00	676	77.2
10-Year Fixed	2	169,500	0.08	84,750	8.765	120.00	597	74.0
15-Year Fixed	13	1,774,625	0.89	136,510	8.814	179.82	588	68.8
15-Year Fixed - Credit Comeback	1	141,435	0.07	141,435	8.250	174.00	620	80.0
20-Year Fixed	9	1,168,880	0.58	129,876	8.364	240.00	583	68.5
25-Year Fixed	1	235,000	0.12	235,000	10.500	300.00	592	78.3
30-Year Fixed	267	44,745,092	22.37	167,585	8.570	359.70	599	74.2
30-Year Fixed - Credit Comeback	14	2,039,528	1.02	145,681	8.668	359.72	609	74.9
40-Year Fixed	74	14,067,949	7.03	190,107	8.230	479.53	594	73.6
40-Year Fixed - Credit Comeback	3	661,965	0.33	220,655	10.403	479.60	539	81.7
30-Year Fixed - 60-month Interest Only	10	2,198,597	1.10	219,860	7.158	359.91	658	69.6
40/30-Year Fixed Balloon	16	2,980,768	1.49	186,298	7.963	359.59	592	65.4
50/30-Year Fixed Balloon	1	199,926	0.10	199,926	6.999	358.00	681	81.6
Total	1,033	200,000,550	100.00

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	330	60,717,435	30.36	183,992	8.942	359.59	592	79.4
ARM 480	292	68,899,849	34.45	235,958	8.439	479.80	578	74.1
Fixed 120	2	169,500	0.08	84,750	8.765	120.00	597	74.0
Fixed 180	14	1,916,060	0.96	136,861	8.772	179.39	591	69.7
Fixed 240	9	1,168,880	0.58	129,876	8.364	240.00	583	68.5
Fixed 300	1	235,000	0.12	235,000	10.500	300.00	592	78.3
Fixed 360	308	52,163,912	26.08	169,363	8.474	359.70	601	73.6
Fixed 480	77	14,729,915	7.36	191,298	8.328	479.53	591	74.0
Total	1,033	200,000,550	100.00

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
25,000.01 - 50,000.00	6	288,787	0.14	48,131	12.721	380.78	566	71.3
50,000.01 - 75,000.00	49	3,061,983	1.53	62,489	11.007	353.69	588	77.1
75,000.01 - 100,000.00	73	6,511,138	3.26	89,194	9.827	375.41	580	74.2
100,000.01 - 150,000.00	250	31,381,029	15.69	125,524	9.089	385.35	587	76.2
150,000.01 - 200,000.00	228	39,956,302	19.98	175,247	8.822	395.51	582	76.4
200,000.01 - 250,000.00	177	39,351,326	19.68	222,324	8.184	407.25	596	76.2
250,000.01 - 300,000.00	107	29,441,531	14.72	275,154	8.406	420.74	585	74.5
300,000.01 - 350,000.00	80	25,879,315	12.94	323,491	8.229	423.96	597	73.5
350,000.01 - 400,000.00	51	19,125,347	9.56	375,007	8.245	432.43	593	75.8
400,000.01 - 450,000.00	10	4,061,328	2.03	406,133	8.037	455.45	603	74.9
450,000.01 - 500,000.00	2	942,465	0.47	471,233	8.145	419.49	593	69.4
Total	1,033	200,000,550	100.00

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	5	565,750	0.28	113,150	9.009	360.00	610	86.2
Alaska	3	569,120	0.28	189,707	9.096	310.50	587	81.6
Arizona	34	6,382,866	3.19	187,731	8.473	413.49	602	80.2
Arkansas	4	395,470	0.20	98,868	10.350	360.00	551	81.7
California	199	52,132,064	26.07	261,970	7.904	433.09	586	65.3
Colorado	12	2,688,716	1.34	224,060	9.295	409.75	594	82.9
Connecticut	19	4,173,188	2.09	219,641	8.619	410.70	585	79.0
Delaware	1	117,000	0.06	117,000	8.500	480.00	647	75.0
District of Columbia	3	467,250	0.23	155,750	8.254	360.00	653	71.4
Florida	127	23,922,037	11.96	188,362	8.660	413.75	589	78.6
Georgia	36	5,915,617	2.96	164,323	9.551	364.12	591	84.1
Hawaii	1	315,000	0.16	315,000	7.730	480.00	609	69.2
Idaho	6	1,152,688	0.58	192,115	8.544	409.85	596	82.1
Illinois	36	6,052,987	3.03	168,139	9.041	403.79	592	81.4
Indiana	6	602,161	0.30	100,360	10.185	358.58	587	83.3
Iowa	3	631,700	0.32	210,567	9.043	360.00	629	87.4
Kansas	2	205,500	0.10	102,750	11.632	364.38	615	85.2
Kentucky	7	843,558	0.42	120,508	9.834	372.30	572	76.8
Louisiana	12	1,715,966	0.86	142,997	9.393	383.32	567	75.7
Maine	5	729,500	0.36	145,900	8.486	326.66	603	82.7
Maryland	36	7,627,270	3.81	211,869	8.810	427.03	582	78.6
Massachusetts	36	9,285,134	4.64	257,920	8.232	410.71	580	76.8
Michigan	14	1,334,694	0.67	95,335	10.368	359.00	592	77.7
Minnesota	15	2,518,797	1.26	167,920	8.816	385.15	618	81.8
Mississippi	7	989,495	0.49	141,356	9.175	378.45	604	85.3
Missouri	19	2,341,313	1.17	123,227	9.793	378.43	598	88.4
Montana	1	123,000	0.06	123,000	9.450	360.00	644	75.0
Nevada	12	2,578,085	1.29	214,840	8.409	383.18	611	83.8
New Hampshire	11	2,025,741	1.01	184,158	9.136	370.06	565	78.1
New Jersey	34	7,616,145	3.81	224,004	8.916	398.04	586	75.2
New Mexico	17	2,583,872	1.29	151,992	8.896	382.22	591	80.9
New York	32	7,535,604	3.77	235,488	8.406	407.17	597	70.8
North Carolina	28	3,872,011	1.94	138,286	9.482	383.78	605	78.5
North Dakota	1	140,000	0.07	140,000	7.000	360.00	625	83.8
Ohio	15	1,453,400	0.73	96,893	11.184	379.71	589	87.3
Oklahoma	4	539,407	0.27	134,852	10.008	359.43	598	91.8
Oregon	11	2,210,580	1.11	200,962	8.766	427.20	571	80.2
Pennsylvania	33	4,668,205	2.33	141,461	9.077	378.83	588	80.2
Rhode Island	2	343,000	0.17	171,500	7.750	432.77	620	61.5
South Carolina	10	1,649,058	0.82	164,906	9.318	370.59	597	72.7
South Dakota	1	137,500	0.07	137,500	8.550	360.00	601	79.5
Tennessee	19	2,658,539	1.33	139,923	9.782	383.57	580	86.0
Texas	55	7,250,042	3.63	131,819	8.598	351.70	594	75.2
Utah	21	3,854,991	1.93	183,571	8.648	393.45	593	81.2
Vermont	3	371,250	0.19	123,750	9.693	360.00	559	77.1
Virginia	38	7,485,384	3.74	196,984	8.559	416.36	579	80.3
Washington	22	5,143,898	2.57	233,814	7.859	421.68	605	77.1
West Virginia	2	123,710	0.06	61,855	11.394	360.00	549	77.9
Wisconsin	7	920,038	0.46	131,434	9.605	390.62	599	80.5
Wyoming	6	1,042,250	0.52	173,708	9.748	424.26	553	86.2
Total	1,033	200,000,550	100.00

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	78	14,263,369	7.13	182,864	8.109	408.61	582	39.6
50.01 - 55.00	32	6,135,421	3.07	191,732	8.183	415.96	575	53.1
55.01 - 60.00	43	10,037,744	5.02	233,436	7.475	406.58	594	57.6
60.01 - 65.00	54	10,968,534	5.48	203,121	7.936	410.81	585	63.4
65.01 - 70.00	89	18,494,074	9.25	207,799	8.189	412.33	577	68.7
70.01 - 75.00	129	26,249,010	13.12	203,481	8.377	413.44	582	74.1
75.01 - 80.00	202	38,488,214	19.24	190,536	8.472	413.64	588	79.1
80.01 - 85.00	147	27,263,529	13.63	185,466	9.049	407.75	587	84.3
85.01 - 90.00	187	35,060,503	17.53	187,489	9.207	393.82	596	89.5
90.01 - 95.00	69	12,722,311	6.36	184,381	9.512	394.34	626	94.5
95.01 - 100.00	3	317,841	0.16	105,947	11.539	395.39	631	100.0
Total	1,033	200,000,550	100.0

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	78	14,263,369	7.13	182,864	8.109	408.61	582	39.6
50.01 - 55.00	32	6,135,421	3.07	191,732	8.183	415.96	575	53.1
55.01 - 60.00	42	9,918,744	4.96	236,161	7.434	407.14	593	57.6
60.01 - 65.00	54	10,968,534	5.48	203,121	7.936	410.81	585	63.4
65.01 - 70.00	88	18,131,074	9.07	206,035	8.154	413.38	578	68.8
70.01 - 75.00	130	26,612,010	13.31	204,708	8.398	412.72	581	74.0
75.01 - 80.00	198	37,541,246	18.77	189,602	8.480	413.58	588	79.1
80.01 - 85.00	148	27,382,529	13.69	185,017	9.057	407.55	588	84.2
85.01 - 90.00	189	35,730,503	17.87	189,050	9.185	395.44	595	89.3
90.01 - 95.00	69	12,722,311	6.36	184,381	9.512	394.34	626	94.5
95.01 - 100.00	5	594,809	0.30	118,962	10.150	333.32	622	90.7
Total	1,033	200,000,550	100.00
____________
(1) The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.001 - 5.500	1	252,000	0.13	252,000	5.250	480.00	654	60.0
5.501 - 6.000	4	1,146,010	0.57	286,503	5.894	464.19	618	65.9
6.001 - 6.500	38	8,420,495	4.21	221,592	6.414	408.03	610	65.1
6.501 - 7.000	69	15,780,406	7.89	228,702	6.827	406.20	619	71.0
7.001 - 7.500	101	23,047,452	11.52	228,193	7.344	410.65	600	68.5
7.501 - 8.000	155	34,604,215	17.30	223,253	7.817	417.01	592	71.9
8.001 - 8.500	101	19,518,584	9.76	193,253	8.298	404.66	597	75.8
8.501 - 9.000	154	30,801,648	15.40	200,011	8.807	406.29	588	78.4
9.001 - 9.500	98	18,959,719	9.48	193,467	9.330	405.94	587	80.3
9.501 - 10.000	100	16,948,161	8.47	169,482	9.807	408.54	572	78.9
10.001 - 10.500	67	10,897,517	5.45	162,650	10.295	396.50	565	80.1
10.501 - 11.000	54	9,055,163	4.53	167,688	10.755	401.16	565	84.2
11.001 - 11.500	37	4,899,730	2.45	132,425	11.286	382.36	558	85.3
11.501 - 12.000	36	4,127,708	2.06	114,659	11.810	383.50	551	79.3
12.001 - 12.500	6	746,880	0.37	124,480	12.227	415.62	584	89.2
12.501 - 13.000	4	278,850	0.14	69,713	12.740	360.00	620	84.4
13.001 - 13.500	2	165,300	0.08	82,650	13.219	360.00	547	88.5
13.501 - 14.000	3	186,425	0.09	62,142	13.838	360.00	593	90.8
Greater than 14.000	3	164,287	0.08	54,762	15.683	360.00	589	88.5
Total	1,033	200,000,550	100.00

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	866	165,706,223	82.85	191,347	8.602	408.16	589	75.6
Planned Unit Development	103	22,025,082	11.01	213,836	8.526	402.89	589	78.2
Low-Rise Condominium	40	6,688,219	3.34	167,205	8.761	385.97	595	73.9
Two Family Home	22	5,148,943	2.57	234,043	8.654	422.36	601	63.6
Four Family Home	2	432,082	0.22	216,041	7.620	390.08	617	45.9
Total	1,033	200,000,550	100.00

Loan Purposes for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	854	172,909,741	86.45	202,470	8.503	410.34	588	74.6
Refinance - Rate/Term	84	15,670,767	7.84	186,557	8.448	389.60	602	78.2
Purchase	95	11,420,042	5.71	120,211	10.242	383.20	596	84.5
Total	1,033	200,000,550	100.00

Occupancy Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	999	195,516,320	97.76	195,712	8.574	407.82	589	75.5
Investment Property	28	3,316,977	1.66	118,463	10.031	376.98	617	75.1
Second Home	6	1,167,254	0.58	194,542	8.503	382.21	627	73.9
Total	1,033	200,000,550	100.00
____________
(1) Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 - 120	2	169,500	0.08	84,750	8.765	120.00	597	74.0
121 - 180	14	1,916,060	0.96	136,861	8.772	179.39	591	69.7
181 - 300	10	1,403,880	0.70	140,388	8.721	250.04	584	70.1
301 - 360	638	112,881,347	56.44	176,930	8.725	359.64	596	76.7
Greater than 360	369	83,629,763	41.81	226,639	8.419	479.75	580	74.1
Total	1,033	200,000,550	100.00

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	819	153,709,025	76.85	187,679	8.493	406.39	586	76.9
Stated Income	214	46,291,525	23.15	216,316	8.945	409.74	600	70.8
Total	1,033	200,000,550	100.00

Credit Bureau Risk Scores for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
741 - 760	1	55,350	0.03	55,350	11.300	360.00	758	90.0
721 - 740	1	84,150	0.04	84,150	9.800	360.00	734	85.0
701 - 720	4	618,645	0.31	154,661	8.062	353.83	708	71.2
681 - 700	16	3,774,305	1.89	235,894	7.479	377.69	687	80.2
661 - 680	41	9,038,437	4.52	220,450	8.286	375.89	670	79.7
641 - 660	83	16,862,920	8.43	203,168	8.002	391.32	650	76.6
621 - 640	103	20,093,400	10.05	195,082	7.999	403.15	630	75.4
601 - 620	149	28,268,077	14.13	189,719	8.600	400.12	610	77.8
581 - 600	165	33,094,671	16.55	200,574	8.384	412.16	591	77.2
561 - 580	160	31,181,324	15.59	194,883	8.710	420.06	570	73.8
541 - 560	133	24,678,516	12.34	185,553	8.836	412.37	551	75.2
521 - 540	112	20,225,367	10.11	180,584	9.235	412.00	531	73.8
501 - 520	61	11,486,207	5.74	188,298	9.793	423.82	510	67.3
500 or Less	4	539,181	0.27	134,795	9.063	398.86	500	57.3
Total	1,033	200,000,550	100.00

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	782	148,689,785	74.34	190,140	8.543	403.54	596	77.4
A-	68	14,938,897	7.47	219,690	8.504	413.46	572	75.2
B	102	20,103,059	10.05	197,089	8.959	416.49	571	72.5
C	71	14,727,758	7.36	207,433	8.744	422.35	565	62.4
C-	3	518,900	0.26	172,967	8.569	429.38	585	64.1
D	7	1,022,152	0.51	146,022	8.750	428.51	556	54.8
Total	1,033	200,000,550	100.00

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	317	54,096,590	27.05	170,652	9.080	397.20	588	77.3
12	61	13,504,461	6.75	221,385	8.740	408.40	592	68.5
24	441	92,171,572	46.09	209,006	8.487	422.70	585	76.3
36	214	40,227,927	20.11	187,981	8.155	384.54	599	73.4
Total	1,033	200,000,550	100.00

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	6	4	620,250	0.48	155,063	8.090	360.00	586	79.5
7 - 12	11	1	131,761	0.10	131,761	6.650	335.00	570	68.7
13 - 18	17	5	805,864	0.62	161,173	7.831	435.34	567	67.3
19 - 24	24	558	117,302,444	90.50	210,219	8.727	424.96	583	77.1
25 - 31	31	2	256,836	0.20	128,418	9.756	354.58	569	50.8
32 - 37	36	32	6,428,747	4.96	200,898	8.306	402.84	607	74.4
38 or Greater	60	20	4,071,381	3.14	203,569	7.980	428.11	580	69.9
Total		622	129,617,283	100.00

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.001 - 2.000	1	293,000	0.23	293,000	7.625	360.00	540	77.5
2.001 - 3.000	3	697,726	0.54	232,575	8.178	453.18	567	80.6
3.001 - 4.000	4	705,719	0.54	176,430	8.876	359.41	580	85.2
4.001 - 5.000	14	2,633,387	2.03	188,099	8.804	411.72	569	76.5
5.001 - 6.000	75	17,581,968	13.56	234,426	7.956	423.14	590	70.0
6.001 - 7.000	525	107,705,483	83.10	205,153	8.793	424.23	584	77.6
Total	622	129,617,283	100.00
____________
(1) The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 6.369%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
12.001 - 12.500	2	498,887	0.38	249,443	5.822	419.63	628	62.1
12.501 - 13.000	6	1,463,771	1.13	243,962	6.050	439.32	607	64.0
13.001 - 13.500	27	6,983,393	5.39	258,644	6.728	421.49	591	66.7
13.501 - 14.000	38	10,070,954	7.77	265,025	7.084	433.85	601	71.2
14.001 - 14.500	53	12,903,587	9.96	243,464	7.425	432.81	594	71.2
14.501 - 15.000	90	20,807,869	16.05	231,199	7.918	431.11	584	72.7
15.001 - 15.500	57	12,136,936	9.36	212,929	8.294	428.92	587	77.1
15.501 - 16.000	90	19,826,708	15.30	220,297	8.829	420.26	586	78.8
16.001 - 16.500	59	12,497,703	9.64	211,825	9.323	423.54	586	80.9
16.501 - 17.000	60	11,299,450	8.72	188,324	9.787	422.16	576	80.2
17.001 - 17.500	48	8,259,762	6.37	172,078	10.288	408.97	566	81.9
17.501 - 18.000	29	5,480,593	4.23	188,986	10.702	422.03	568	86.2
18.001 - 18.500	26	3,585,449	2.77	137,902	11.286	395.00	564	86.9
18.501 - 19.000	19	2,260,480	1.74	118,973	11.824	382.86	546	77.7
19.001 - 19.500	6	746,880	0.58	124,480	12.227	415.62	584	89.2
Greater than 19.500	12	794,862	0.61	66,239	13.706	360.00	592	87.6
Total	622	129,617,283	100.00
____________
(1) The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 15.598%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	5	678,950	0.52	135,790	9.153	360.00	595	86.8
1.500	543	110,970,662	85.61	204,366	8.790	426.91	584	77.6
3.000	74	17,967,671	13.86	242,806	7.945	404.73	586	69.7
Total	622	129,617,283	100.00
____________
(1) The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.705%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	55	13,840,835	10.68	251,652	7.954	398.11	586	70.4
1.500	567	115,776,448	89.32	204,191	8.760	426.52	584	77.3
Total	622	129,617,283	100.00
____________
(1) The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.447%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.001 - 6.000	5	1,398,010	1.08	279,602	5.778	467.04	625	64.8
6.001 - 7.000	52	12,726,802	9.82	244,746	6.671	431.10	602	70.5
7.001 - 8.000	149	35,757,351	27.59	239,982	7.636	433.99	587	71.1
8.001 - 9.000	153	34,052,575	26.27	222,566	8.605	420.82	587	78.0
9.001 - 10.000	123	24,554,520	18.94	199,630	9.548	420.87	580	80.2
Greater than 10.000	140	21,128,025	16.30	150,914	10.926	405.59	566	83.9
Total	622	129,617,283	100.00
____________
(1) The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 8.668%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
December 2007	3	468,250	0.36	156,083	8.119	360.00	591	77.9
January 2008	1	152,000	0.12	152,000	8.000	360.00	573	84.4
May 2008	1	131,761	0.10	131,761	6.650	335.00	570	68.7
September 2008	1	326,822	0.25	326,822	7.625	471.00	565	63.7
November 2008	1	58,598	0.05	58,598	10.800	473.00	525	85.0
December 2008	3	420,444	0.32	140,148	7.577	402.37	574	67.6
February 2009	1	227,757	0.18	227,757	8.330	476.00	615	95.0
March 2009	7	1,869,052	1.44	267,007	7.974	392.99	590	83.8
April 2009	28	6,921,438	5.34	247,194	8.544	406.57	597	85.3
May 2009	26	5,739,200	4.43	220,738	8.478	385.58	596	72.9
June 2009	364	79,457,249	61.30	218,289	8.672	435.94	580	74.9
July 2009	132	23,087,748	17.81	174,907	9.098	404.57	585	82.4
December 2009	1	107,681	0.08	107,681	9.590	354.00	500	45.0
January 2010	1	149,155	0.12	149,155	9.875	355.00	618	55.0
March 2010	1	182,890	0.14	182,890	9.250	357.00	672	83.2
April 2010	3	851,756	0.66	283,919	7.048	358.00	624	82.2
June 2010	24	4,539,800	3.50	189,158	8.520	417.93	595	72.5
July 2010	4	854,300	0.66	213,575	8.225	377.19	643	74.9
May 2012	1	230,526	0.18	230,526	7.625	479.00	533	74.1
June 2012	14	3,162,085	2.44	225,863	7.885	432.50	575	67.5
July 2012	5	678,770	0.52	135,754	8.543	390.42	618	79.6
Total	622	129,617,283	100.00
____________
(1) The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is July 2009.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	1006	193,556,503	96.78	192,402	8.634	408.74	587	75.4
60	26	6,305,047	3.15	242,502	7.516	359.84	653	78.4
120	1	139,000	0.07	139,000	7.500	360.00	676	77.2
Total	1,033	200,000,550	100.00

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	6	1,939,256	0.50	323,209	8.831	356.56	589	78.3
2/28 6-month LIBOR	455	89,782,530	22.98	197,324	9.615	359.21	585	75.5
2/38 6-month LIBOR	293	80,451,323	20.60	274,578	8.870	479.69	584	73.6
2/28 6-month LIBOR - 24-month Interest Only	1	213,300	0.05	213,300	8.150	342.00	650	80.0
2/28 6-month LIBOR - 60-month Interest Only	93	27,802,349	7.12	298,950	7.936	359.44	629	82.2
2/28 6-month LIBOR - 40/30-Year Balloon	51	11,541,559	2.95	226,305	8.349	359.07	560	69.5
3/27 6-month LIBOR	18	3,653,314	0.94	202,962	8.475	353.38	598	66.6
3/37 6-month LIBOR	4	918,456	0.24	229,614	8.590	479.84	593	67.7
3/27 6-month LIBOR - 60-month Interest Only	8	2,703,520	0.69	337,940	7.146	359.77	640	68.7
3/27 6-month LIBOR - 40/30-Year Balloon	5	1,427,967	0.37	285,593	7.803	359.87	569	66.3
5/25 12-month LIBOR	1	123,120	0.03	123,120	6.125	360.00	782	80.0
5/25 6-month LIBOR	4	1,069,647	0.27	267,412	9.011	359.47	633	68.5
5/35 6-month LIBOR	8	2,018,771	0.52	252,346	7.556	479.47	598	69.4
5/25 12-month LIBOR - 120-month Interest Only	9	2,151,531	0.55	239,059	6.638	359.28	747	83.7
5/25 12-month LIBOR - 60-month Interest Only	3	880,792	0.23	293,597	6.700	359.05	728	80.0
5/25 6-month LIBOR - 120-month Interest Only	7	2,717,650	0.70	388,236	7.114	359.72	642	84.6
5/25 6-month LIBOR - 40/30-Year Balloon	3	867,307	0.22	289,102	7.873	359.03	591	71.1
7/23 12-month LIBOR - 120-month Interest Only	5	977,000	0.25	195,400	6.768	359.42	718	84.4
7/23 12-month LIBOR - 84-month Interest Only	1	294,500	0.08	294,500	5.875	360.00	797	95.0
10/20 12-month LIBOR	1	333,500	0.09	333,500	6.750	360.00	703	100.0
10/20 12-month LIBOR - 120-month Interest Only	13	3,999,462	1.02	307,651	7.005	359.83	734	82.8
10-Year Fixed	1	60,000	0.02	60,000	10.800	120.00	548	74.1
15-Year Fixed	19	2,385,175	0.61	125,536	7.976	176.36	588	71.8
20-Year Fixed	7	1,176,813	0.30	168,116	8.374	240.00	581	71.4
25-Year Fixed	3	465,950	0.12	155,317	8.307	300.00	648	93.1
30-Year Fixed	395	72,957,773	18.68	184,703	8.348	359.40	601	73.7
30-Year Fixed - Credit Comeback	36	6,235,863	1.60	173,218	8.845	357.46	581	76.9
40-Year Fixed	208	49,459,454	12.66	237,786	7.883	479.74	595	75.2
40-Year Fixed - Credit Comeback	16	3,426,239	0.88	214,140	8.822	479.03	580	75.3
30-Year Fixed - 60-month Interest Only	45	15,101,941	3.87	335,599	7.650	359.56	631	77.1
30/15-Year Fixed Balloon	1	69,236	0.02	69,236	8.800	179.00	641	85.0
40/30-Year Fixed Balloon	15	3,427,540	0.88	228,503	8.231	359.81	585	68.6
Total	1,735	390,632,837	100.00

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	684	152,478,303	39.03	222,921	8.892	359.09	602	76.4
ARM 480	305	83,388,550	21.35	273,405	8.835	479.68	584	73.5
Fixed 120	1	60,000	0.02	60,000	10.800	120.00	548	74.1
Fixed 180	20	2,454,410	0.63	122,721	7.999	176.44	590	72.2
Fixed 240	7	1,176,813	0.30	168,116	8.374	240.00	581	71.4
Fixed 300	3	465,950	0.12	155,317	8.307	300.00	648	93.1
Fixed 360	491	97,723,117	25.02	199,029	8.268	359.31	604	74.3
Fixed 480	224	52,885,693	13.54	236,097	7.944	479.69	594	75.3
Total	1,735	390,632,837	100.00

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 - 25,000.00	5	86,956	0.02	17,391	12.561	157.56	574	50.2
25,000.01 - 50,000.00	13	594,161	0.15	45,705	11.046	300.83	574	64.9
50,000.01 - 75,000.00	78	4,993,379	1.28	64,018	10.948	355.57	573	72.3
75,000.01 - 100,000.00	134	11,930,336	3.05	89,032	9.555	368.64	581	71.2
100,000.01 - 150,000.00	352	44,404,190	11.37	126,148	9.081	385.97	585	73.7
150,000.01 - 200,000.00	383	67,166,684	17.19	175,370	8.679	396.86	591	73.8
200,000.01 - 250,000.00	240	53,547,404	13.71	223,114	8.632	404.70	592	75.8
250,000.01 - 300,000.00	159	43,525,999	11.14	273,748	8.449	399.09	601	73.9
300,000.01 - 350,000.00	83	27,028,552	6.92	325,645	8.267	401.53	601	75.4
350,000.01 - 400,000.00	74	28,032,810	7.18	378,822	8.153	406.94	606	75.5
400,000.01 - 450,000.00	73	31,186,686	7.98	427,215	8.024	412.03	610	77.8
450,000.01 - 500,000.00	59	28,315,610	7.25	479,926	8.410	398.09	597	76.0
500,000.01 - 550,000.00	33	17,453,639	4.47	528,898	8.490	402.80	610	80.2
550,000.01 - 600,000.00	18	10,531,134	2.70	585,063	8.800	406.14	600	77.9
600,000.01 - 650,000.00	14	8,922,240	2.28	637,303	9.268	419.50	626	79.9
650,000.01 - 700,000.00	6	4,062,760	1.04	677,127	7.906	439.65	620	79.1
700,000.01 - 750,000.00	5	3,667,750	0.94	733,550	7.113	408.02	610	57.9
750,000.01 - 800,000.00	1	794,500	0.20	794,500	7.500	360.00	606	70.3
800,000.01 - 850,000.00	2	1,648,250	0.42	824,125	8.869	420.46	668	79.5
850,000.01 - 900,000.00	1	899,637	0.23	899,637	6.800	479.00	625	55.4
Greater than 900,000.00	2	1,840,158	0.47	920,079	7.234	419.14	617	73.1
Total	1,735	390,632,837	100.00

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	25	2,931,331	0.75	117,253	9.910	363.62	589	80.9
Alaska	5	785,350	0.20	157,070	9.039	413.71	594	82.9
Arizona	97	18,045,907	4.62	186,040	8.409	398.83	599	74.7
Arkansas	3	288,200	0.07	96,067	9.254	396.22	564	81.1
California	345	117,317,967	30.03	340,052	7.743	409.76	607	73.5
Colorado	23	4,998,296	1.28	217,317	8.923	396.94	589	80.1
Connecticut	29	6,991,412	1.79	241,083	8.608	402.20	605	74.4
Delaware	6	993,400	0.25	165,567	8.522	352.31	583	79.4
District of Columbia	8	1,825,757	0.47	228,220	7.847	459.49	588	63.5
Florida	295	57,976,550	14.84	196,531	8.795	400.60	586	74.1
Georgia	40	7,245,863	1.85	181,147	10.059	370.35	603	83.8
Hawaii	11	3,741,083	0.96	340,098	8.287	452.84	610	74.8
Idaho	11	1,539,934	0.39	139,994	9.057	423.37	592	75.9
Illinois	34	8,906,159	2.28	261,946	9.763	373.04	601	76.5
Indiana	13	1,086,559	0.28	83,581	10.112	356.76	575	80.4
Iowa	9	918,715	0.24	102,079	10.895	369.35	559	81.5
Kansas	7	931,151	0.24	133,022	9.600	355.66	614	71.8
Kentucky	8	875,352	0.22	109,419	9.345	337.89	599	76.1
Louisiana	28	5,781,869	1.48	206,495	9.468	376.11	585	84.3
Maine	4	538,122	0.14	134,531	8.608	438.96	571	67.0
Maryland	51	13,380,719	3.43	262,367	9.114	415.52	589	74.2
Massachusetts	28	6,852,199	1.75	244,721	8.320	400.28	624	65.0
Michigan	16	1,449,900	0.37	90,619	11.638	365.59	592	85.0
Minnesota	13	2,340,582	0.60	180,045	9.589	401.81	575	73.9
Mississippi	10	1,394,208	0.36	139,421	9.373	381.87	604	82.1
Missouri	26	3,232,223	0.83	124,316	9.793	362.34	587	78.6
Montana	9	1,572,758	0.40	174,751	8.808	383.77	572	73.6
Nebraska	1	90,000	0.02	90,000	9.950	360.00	541	90.0
Nevada	31	7,523,803	1.93	242,703	8.684	411.31	592	78.8
New Hampshire	12	1,932,797	0.49	161,066	8.483	400.44	599	77.5
New Jersey	53	14,176,387	3.63	267,479	8.718	380.86	593	70.2
New Mexico	10	1,841,335	0.47	184,133	8.865	369.88	614	74.5
New York	56	18,625,084	4.77	332,591	8.710	412.67	601	71.4
North Carolina	24	3,415,463	0.87	142,311	10.075	364.04	592	80.7
Ohio	14	2,082,099	0.53	148,721	10.159	398.48	570	83.0
Oklahoma	15	1,694,575	0.43	112,972	10.185	349.17	580	87.0
Oregon	24	5,860,915	1.50	244,205	8.709	436.55	589	74.4
Pennsylvania	66	9,168,716	2.35	138,920	8.901	396.29	579	77.1
Rhode Island	7	1,776,323	0.45	253,760	7.994	396.90	612	75.1
South Carolina	10	1,415,510	0.36	141,551	9.615	363.76	612	80.7
South Dakota	3	475,850	0.12	158,617	8.771	360.00	575	86.9
Tennessee	27	3,096,380	0.79	114,681	9.696	359.34	580	82.4
Texas	75	10,496,845	2.69	139,958	10.009	351.55	592	84.2
Utah	24	5,309,515	1.36	221,230	8.684	392.02	626	79.4
Vermont	1	177,000	0.05	177,000	8.380	360.00	598	70.8
Virginia	54	10,040,356	2.57	185,933	8.477	397.33	592	77.3
Washington	56	14,117,931	3.61	252,106	8.055	408.45	602	73.2
West Virginia	4	772,850	0.20	193,213	9.583	360.00	600	78.0
Wisconsin	9	1,573,499	0.40	174,833	11.338	396.80	565	78.8
Wyoming	5	1,028,037	0.26	205,607	9.846	383.51	593	87.2
Total	1,735	390,632,837	100.00

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	117	19,507,414	4.99	166,730	8.240	390.37	592	40.6
50.01 - 55.00	58	13,551,604	3.47	233,648	7.802	408.97	580	52.8
55.01 - 60.00	92	21,196,893	5.43	230,401	7.723	412.10	589	58.0
60.01 - 65.00	165	40,153,932	10.28	243,357	7.878	407.39	588	63.3
65.01 - 70.00	214	46,776,917	11.97	218,584	8.117	402.08	584	68.7
70.01 - 75.00	209	46,498,776	11.90	222,482	8.374	398.69	589	73.6
75.01 - 80.00	319	70,552,296	18.06	221,167	8.452	393.89	610	79.2
80.01 - 85.00	184	39,761,247	10.18	216,094	9.466	402.07	586	84.6
85.01 - 90.00	264	64,796,442	16.59	245,441	9.308	403.45	608	89.6
90.01 - 95.00	100	25,004,323	6.40	250,043	9.330	382.65	631	94.8
95.01 - 100.00	13	2,832,992	0.73	217,922	10.561	358.13	653	99.8
Total	1,735	390,632,837	100.00

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	117	19,507,414	4.99	166,730	8.240	390.37	592	40.6
50.01 - 55.00	58	13,551,604	3.47	233,648	7.802	408.97	580	52.8
55.01 - 60.00	92	21,196,893	5.43	230,401	7.723	412.10	589	58.0
60.01 - 65.00	164	39,884,182	10.21	243,196	7.861	407.71	588	63.3
65.01 - 70.00	215	47,046,667	12.04	218,822	8.131	401.83	584	68.6
70.01 - 75.00	207	46,183,651	11.82	223,109	8.369	398.96	589	73.6
75.01 - 80.00	285	61,836,855	15.83	216,971	8.654	398.58	594	79.1
80.01 - 85.00	184	39,879,635	10.21	216,737	9.466	402.11	586	84.5
85.01 - 90.00	265	64,925,679	16.62	245,003	9.304	403.26	608	89.6
90.01 - 95.00	109	27,343,943	7.00	250,862	9.109	380.57	640	93.5
95.01 - 100.00	39	9,276,313	2.37	237,854	8.208	360.45	697	85.9
Total	1,735	390,632,837	100.00
____________
(1) The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.501 - 6.000	19	7,250,530	1.86	381,607	5.885	385.11	649	71.4
6.001 - 6.500	87	27,588,664	7.06	317,111	6.361	407.00	633	68.6
6.501 - 7.000	166	45,746,364	11.71	275,581	6.806	392.73	619	69.8
7.001 - 7.500	158	38,690,798	9.90	244,878	7.340	397.15	617	71.7
7.501 - 8.000	219	50,196,833	12.85	229,209	7.800	398.16	608	72.0
8.001 - 8.500	172	39,900,165	10.21	231,978	8.291	408.14	594	74.1
8.501 - 9.000	204	43,346,698	11.10	212,484	8.797	411.92	588	76.4
9.001 - 9.500	138	28,868,215	7.39	209,190	9.312	404.00	586	76.7
9.501 - 10.000	174	35,227,715	9.02	202,458	9.791	397.52	568	79.3
10.001 - 10.500	105	23,347,120	5.98	222,354	10.294	401.77	577	80.6
10.501 - 11.000	97	17,295,374	4.43	178,303	10.773	395.64	575	81.6
11.001 - 11.500	62	10,528,576	2.70	169,816	11.283	386.30	567	83.3
11.501 - 12.000	50	8,411,871	2.15	168,237	11.780	381.25	568	82.0
12.001 - 12.500	49	9,654,662	2.47	197,034	12.257	382.75	585	86.4
12.501 - 13.000	14	2,341,130	0.60	167,224	12.686	396.52	566	81.2
13.001 - 13.500	10	1,191,841	0.31	119,184	13.327	386.96	556	77.7
13.501 - 14.000	3	170,500	0.04	56,833	13.702	360.00	525	77.6
Greater than 14.000	8	875,779	0.22	109,472	14.838	353.36	593	87.5
Total	1,735	390,632,837	100.00

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	1,412	313,134,584	80.16	221,767	8.555	398.75	596	75.0
Planned Unit Development	196	49,025,322	12.55	250,129	8.736	401.88	598	78.5
Low-Rise Condominium	80	17,218,662	4.41	215,233	8.480	398.29	604	72.4
Two Family Home	26	6,487,314	1.66	249,512	8.469	414.13	614	63.2
Three Family Home	7	1,392,961	0.36	198,994	9.529	402.97	589	53.7
Manufactured Housing(1)	7	794,304	0.20	113,472	9.930	384.24	646	66.3
High-Rise Condominium	5	1,280,200	0.33	256,040	10.411	393.11	633	84.5
Four Family Home	2	1,299,490	0.33	649,745	9.300	478.00	679	78.3
Total	1,735	390,632,837	100.00
____________
(1) Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	1,312	295,354,343	75.61	225,118	8.368	402.78	592	72.7
Purchase	328	74,821,517	19.15	228,114	9.646	391.60	618	84.5
Refinance - Rate/Term	95	20,456,976	5.24	215,337	7.891	382.97	607	74.8
Total	1,735	390,632,837	100.00

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	1,654	377,203,118	96.56	228,055	8.548	399.93	596	75.2
Investment Property	71	11,265,659	2.88	158,671	9.738	392.45	642	71.0
Second Home	10	2,164,060	0.55	216,406	9.556	379.87	647	76.6
Total	1,735	390,632,837	100.00
____________
(1) Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 - 120	6	192,766	0.05	32,128	10.181	102.92	562	61.5
121 - 180	16	2,363,068	0.60	147,692	7.899	179.91	590	72.8
181 - 300	27	2,633,357	0.67	97,532	9.789	263.18	592	78.8
301 - 360	1,157	249,169,402	63.79	215,358	8.634	359.56	603	75.6
Greater than 360	529	136,274,244	34.89	257,607	8.489	479.69	588	74.2
Total	1,735	390,632,837	100.00

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	1,372	300,269,951	76.87	218,856	8.499	401.99	591	76.0
Stated Income	323	80,204,089	20.53	248,310	9.147	395.92	605	71.1
Reduced	28	7,532,676	1.93	269,024	6.863	358.34	729	77.3
Full/Alternative	12	2,626,121	0.67	218,843	6.588	357.95	733	89.2
Total	1,735	390,632,837	100.00

Credit Bureau Risk Scores for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
801 - 820	3	797,600	0.20	265,867	6.202	360.00	807	80.0
781 - 800	6	1,419,424	0.36	236,571	6.526	359.06	793	85.8
761 - 780	7	1,536,579	0.39	219,511	8.444	359.92	767	82.7
741 - 760	9	2,268,278	0.58	252,031	7.477	368.93	749	82.0
721 - 740	7	2,055,572	0.53	293,653	7.424	394.94	729	72.4
701 - 720	14	3,576,282	0.92	255,449	7.051	359.30	709	78.0
681 - 700	31	8,553,131	2.19	275,907	8.231	386.28	691	78.5
661 - 680	70	19,504,251	4.99	278,632	7.666	399.17	671	76.1
641 - 660	135	32,774,854	8.39	242,777	7.975	403.07	650	78.4
621 - 640	185	47,529,189	12.17	256,915	8.237	382.96	629	77.3
601 - 620	262	61,851,774	15.83	236,075	8.170	395.18	610	76.5
581 - 600	271	65,441,487	16.75	241,482	8.667	397.81	591	75.8
561 - 580	220	45,178,571	11.57	205,357	8.683	417.87	572	73.0
541 - 560	207	39,068,826	10.00	188,738	9.159	410.96	550	73.2
521 - 540	175	34,786,316	8.91	198,779	9.548	404.55	531	71.0
501 - 520	129	23,674,151	6.06	183,521	9.988	404.58	512	69.5
500 or Less	4	616,550	0.16	154,138	9.772	408.66	500	63.8
Total	1,735	390,632,837	100.00

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	1,180	273,450,779	70.00	231,738	8.463	395.16	610	77.7
A-	140	31,416,535	8.04	224,404	8.623	409.71	576	71.1
B	216	45,613,118	11.68	211,172	8.921	412.72	572	69.6
C	164	33,524,111	8.58	204,415	9.111	406.28	562	67.1
C-	19	3,626,167	0.93	190,851	8.729	398.40	567	65.9
D	16	3,002,127	0.77	187,633	8.505	426.35	543	60.6
Total	1,735	390,632,837	100.00

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	394	89,347,166	22.87	226,769	9.376	389.79	601	74.9
6	1	101,600	0.03	101,600	6.625	360.00	802	80.0
12	97	28,444,911	7.28	293,247	8.946	411.47	604	73.9
24	556	128,758,517	32.96	231,580	8.671	404.69	585	75.8
36	196	41,398,837	10.60	211,219	8.116	381.10	614	72.6
60	491	102,581,806	26.26	208,924	7.891	405.98	601	75.6
Total	1,735	390,632,837	100.00

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	5	21	3,092,887	1.31	147,280	9.718	333.59	592	80.7
7 - 12	11	1	84,978	0.04	84,978	9.950	347.00	586	90.0
13 - 18	15	7	1,501,803	0.64	214,543	8.184	430.61	596	73.5
19 - 24	24	874	207,401,232	87.93	237,301	9.034	405.69	589	75.3
32 - 37	36	31	8,352,674	3.54	269,441	7.808	372.77	606	66.9
38 or Greater	78	55	15,433,280	6.54	280,605	7.166	375.25	686	80.4
Total		989	235,866,853	100.00

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
2.001 - 3.000	31	8,237,705	3.49	265,732	6.712	359.56	743	82.8
3.001 - 4.000	10	2,696,531	1.14	269,653	7.310	359.02	626	81.5
4.001 - 5.000	33	9,627,478	4.08	291,742	7.848	399.83	596	63.5
5.001 - 6.000	106	25,970,401	11.01	245,004	8.222	397.42	595	69.0
6.001 - 7.000	631	149,995,606	63.59	237,711	9.127	407.79	590	76.5
7.001 - 8.000	154	34,226,046	14.51	222,247	9.114	397.27	585	75.7
8.001 - 9.000	21	4,532,930	1.92	215,854	9.156	370.96	588	80.4
9.001 - 10.000	2	376,157	0.16	188,078	9.537	357.35	656	86.5
10.001 - 11.000	1	204,000	0.09	204,000	12.250	360.00	541	85.0
Total	989	235,866,853	100.00
____________
(1) The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 6.399%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
10.501 - 11.000	6	1,904,720	0.81	317,453	5.912	359.60	757	82.3
11.001 - 11.500	8	1,688,332	0.72	211,042	6.412	359.93	759	81.1
11.501 - 12.000	11	3,238,047	1.37	294,368	6.561	359.19	711	81.9
12.001 - 12.500	9	3,399,250	1.44	377,694	6.784	374.61	665	72.9
12.501 - 13.000	25	7,982,018	3.38	319,281	6.490	399.60	612	68.8
13.001 - 13.500	38	11,782,932	5.00	310,077	6.694	398.73	622	70.6
13.501 - 14.000	65	17,302,252	7.34	266,188	7.176	397.02	603	65.9
14.001 - 14.500	60	14,420,110	6.11	240,335	7.520	409.33	597	69.9
14.501 - 15.000	95	24,711,101	10.48	260,117	7.949	408.39	602	70.6
15.001 - 15.500	112	27,050,269	11.47	241,520	8.442	408.90	595	73.5
15.501 - 16.000	117	29,177,516	12.37	249,380	9.004	412.30	590	77.1
16.001 - 16.500	88	20,382,648	8.64	231,621	9.422	402.14	597	77.6
16.501 - 17.000	99	21,204,330	8.99	214,185	9.833	398.58	567	79.0
17.001 - 17.500	72	16,948,982	7.19	235,403	10.309	402.31	579	79.8
17.501 - 18.000	65	11,889,599	5.04	182,917	10.767	402.50	576	82.0
18.001 - 18.500	46	7,928,321	3.36	172,355	11.284	389.70	569	83.0
18.501 - 19.000	26	5,335,107	2.26	205,196	11.787	379.66	560	79.8
19.001 - 19.500	29	6,756,520	2.86	232,983	12.268	398.38	580	85.0
Greater than 19.500	18	2,764,800	1.17	153,600	13.334	406.15	565	80.0
Total	989	235,866,853	100.00
____________
(1) The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 15.645%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	8	1,822,313	0.77	227,789	9.790	366.77	596	82.9
1.500	708	168,799,507	71.57	238,417	9.192	407.08	591	76.1
2.000	1	47,728	0.02	47,728	12.375	286.00	585	90.0
3.000	238	56,186,300	23.82	236,077	8.213	393.65	588	71.6
5.000	34	9,011,005	3.82	265,030	6.775	359.51	737	83.8
Total	989	235,866,853	100.00
____________
(1) The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.987%.

Subsequent Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	213	49,401,617	20.94	231,932	8.278	394.68	587	71.1
1.500	741	177,330,490	75.18	239,312	9.137	405.86	592	76.2
2.000	35	9,134,746	3.87	260,993	6.939	359.56	729	83.4
Total	989	235,866,853	100.00
____________
(1) The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.415%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
2.001 - 3.000	31	8,237,705	3.49	265,732	6.712	359.56	743	82.8
3.001 - 4.000	3	773,300	0.33	257,767	7.451	359.02	671	95.0
5.001 - 6.000	12	4,772,310	2.02	397,692	5.905	398.30	612	67.9
6.001 - 7.000	75	23,630,265	10.02	315,070	6.644	403.50	610	66.1
7.001 - 8.000	171	43,368,077	18.39	253,614	7.652	401.28	604	70.7
8.001 - 9.000	214	52,503,030	22.26	245,341	8.546	415.78	596	74.2
9.001 - 10.000	216	48,461,758	20.55	224,360	9.600	399.68	578	77.6
Greater than 10.000	267	54,120,408	22.95	202,698	11.097	396.85	574	81.6
Total	989	235,866,853	100.00
____________
(1) The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 8.692%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
July 2007	1	73,058	0.03	73,058	10.875	259.00	530	82.4
August 2007	1	60,632	0.03	60,632	12.625	266.00	590	90.0
September 2007	3	210,645	0.09	70,215	11.989	275.94	642	82.6
October 2007	4	244,338	0.10	61,085	12.263	275.51	563	82.7
November 2007	4	238,429	0.10	59,607	12.393	278.63	583	87.1
December 2007	5	1,035,786	0.44	207,157	8.079	349.51	588	75.3
January 2008	3	1,229,999	0.52	410,000	9.474	360.00	598	82.8
May 2008	1	84,978	0.04	84,978	9.950	347.00	586	90.0
July 2008	1	241,200	0.10	241,200	7.950	469.00	659	84.9
August 2008	1	540,724	0.23	540,724	6.750	470.00	546	59.7
September 2008	2	341,970	0.14	170,985	8.460	351.00	652	78.7
November 2008	2	270,151	0.11	135,076	9.841	448.84	568	78.0
December 2008	1	107,757	0.05	107,757	10.875	354.00	593	90.0
February 2009	7	1,178,900	0.50	168,414	8.116	356.00	634	80.0
March 2009	3	931,314	0.39	310,438	7.887	357.00	572	80.8
April 2009	44	14,854,025	6.30	337,591	8.623	390.01	615	81.2
May 2009	82	20,543,800	8.71	250,534	8.424	406.36	584	70.0
June 2009	564	132,581,733	56.21	235,074	9.155	410.55	584	74.5
July 2009	174	37,311,461	15.82	214,434	9.160	397.09	598	78.4
March 2010	2	379,286	0.16	189,643	8.385	357.00	562	34.3
April 2010	1	445,223	0.19	445,223	7.400	358.00	631	78.9
May 2010	4	1,481,290	0.63	370,322	7.341	371.15	634	65.2
June 2010	20	4,931,076	2.09	246,554	7.941	374.21	596	66.9
July 2010	4	1,115,800	0.47	278,950	7.809	379.84	613	75.5
January 2012	1	255,550	0.11	255,550	7.625	355.00	703	95.0
March 2012	1	251,100	0.11	251,100	6.000	357.00	755	80.0
April 2012	4	1,235,270	0.52	308,818	7.910	410.43	624	83.6
May 2012	5	1,116,222	0.47	223,244	7.420	359.00	668	71.4
June 2012	20	5,208,126	2.21	260,406	7.385	389.59	664	75.1
July 2012	4	1,762,550	0.75	440,638	6.822	373.28	649	83.3
April 2014	1	285,000	0.12	285,000	7.000	358.00	648	95.0
June 2014	3	642,500	0.27	214,167	6.185	360.00	795	86.9
July 2014	2	344,000	0.15	172,000	6.898	360.00	698	80.0
April 2017	1	253,650	0.11	253,650	6.750	358.00	798	95.0
May 2017	1	189,050	0.08	189,050	8.250	359.00	671	95.0
June 2017	8	2,471,870	1.05	308,984	6.867	360.00	724	84.5
July 2017	4	1,418,392	0.60	354,598	7.064	360.00	741	80.0
Total	989	235,866,853	100.00
____________
(1) The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is September 2009.

Interest Only Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	1,550	333,790,792	85.45	215,349	8.753	406.44	589	74.2
24	1	213,300	0.05	213,300	8.150	342.00	650	80.0
60	149	46,488,602	11.90	312,004	7.773	359.49	632	79.7
84	1	294,500	0.08	294,500	5.875	360.00	797	95.0
120	34	9,845,643	2.52	289,578	6.931	359.64	710	83.7
Total	1,735	390,632,837	100.00

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	10	2,559,506	0.43	255,951	8.651	357.39	588	78.6
2/28 6-month LIBOR	711	134,369,114	22.75	188,986	9.490	359.39	585	77.3
2/38 6-month LIBOR	564	144,724,371	24.50	256,603	8.696	479.73	581	74.0
2/28 6-month LIBOR - 24-month Interest Only	1	213,300	0.04	213,300	8.150	342.00	650	80.0
2/28 6-month LIBOR - 60-month Interest Only	108	31,512,799	5.34	291,785	7.916	359.51	632	82.2
2/28 6-month LIBOR - 40/30-Year Balloon	71	16,870,475	2.86	237,612	8.244	358.98	567	69.9
2/28 6-month LIBOR - 50/30-Year Balloon	1	209,310	0.04	209,310	7.690	357.00	634	93.5
3/27 6-month LIBOR	37	7,122,111	1.21	192,489	8.564	355.95	605	67.5
3/37 6-month LIBOR	16	3,232,356	0.55	202,022	8.335	479.95	585	74.3
3/27 6-month LIBOR - 60-month Interest Only	9	3,099,520	0.52	344,391	7.140	359.55	640	71.4
3/27 6-month LIBOR - 40/30-Year Balloon	7	1,819,727	0.31	259,961	7.938	359.37	585	70.6
3/27 6-month LIBOR - 50/30-Year Balloon	1	246,887	0.04	246,887	6.405	358.00	602	64.2
5/25 12-month LIBOR	1	123,120	0.02	123,120	6.125	360.00	782	80.0
5/25 6-month LIBOR	14	2,689,127	0.46	192,080	8.798	359.79	600	72.9
5/35 6-month LIBOR	17	4,331,673	0.73	254,804	7.545	479.70	586	67.2
5/25 6-month LIBOR - 120-month Interest Only	8	2,856,650	0.48	357,081	7.133	359.74	644	84.3
5/25 12-month LIBOR - 120-month Interest Only	9	2,151,531	0.36	239,059	6.638	359.28	747	83.7
5/25 12-month LIBOR - 60-month Interest Only	3	880,792	0.15	293,597	6.700	359.05	728	80.0
5/25 6-month LIBOR - 40/30-Year Balloon	3	867,307	0.15	289,102	7.873	359.03	591	71.1
7/23 12-month LIBOR - 120-month Interest Only	5	977,000	0.17	195,400	6.768	359.42	718	84.4
7/23 12-month LIBOR - 84-month Interest Only	1	294,500	0.05	294,500	5.875	360.00	797	95.0
10/20 12-month LIBOR	1	333,500	0.06	333,500	6.750	360.00	703	100.0
10/20 12-month LIBOR - 120-month Interest Only	13	3,999,462	0.68	307,651	7.005	359.83	734	82.8
10-Year Fixed	3	229,500	0.04	76,500	9.297	120.00	584	74.0
15-Year Fixed	32	4,159,800	0.70	129,994	8.333	177.84	588	70.5
15-Year Fixed - Credit Comeback	1	141,435	0.02	141,435	8.250	174.00	620	80.0
20-Year Fixed	16	2,345,693	0.40	146,606	8.369	240.00	582	69.9
25-Year Fixed	4	700,950	0.12	175,238	9.042	300.00	629	88.1
30-Year Fixed	662	117,702,865	19.93	177,799	8.433	359.51	600	73.9
30-Year Fixed - Credit Comeback	50	8,275,392	1.40	165,508	8.801	358.02	588	76.4
40-Year Fixed	282	63,527,403	10.76	225,274	7.960	479.69	595	74.9
40-Year Fixed - Credit Comeback	19	4,088,205	0.69	215,169	9.078	479.12	573	76.4
30-Year Fixed - 60-month Interest Only	55	17,300,538	2.93	314,555	7.588	359.60	634	76.1
30/15-Year Fixed Balloon	1	69,236	0.01	69,236	8.800	179.00	641	85.0
40/30-Year Fixed Balloon	31	6,408,308	1.08	206,720	8.106	359.71	588	67.1
50/30-Year Fixed Balloon	1	199,926	0.03	199,926	6.999	358.00	681	81.6
Total	2,768	590,633,387	100.00

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	1,014	213,195,738	36.10	210,252	8.906	359.23	599	77.3
ARM 480	597	152,288,399	25.78	255,089	8.656	479.73	581	73.8
Fixed 120	3	229,500	0.04	76,500	9.297	120.00	584	74.0
Fixed 180	34	4,370,470	0.74	128,543	8.338	177.73	590	71.1
Fixed 240	16	2,345,693	0.40	146,606	8.369	240.00	582	69.9
Fixed 300	4	700,950	0.12	175,238	9.042	300.00	629	88.1
Fixed 360	799	149,887,029	25.38	187,593	8.340	359.45	603	74.0
Fixed 480	301	67,615,608	11.45	224,637	8.027	479.66	593	75.0
Total	2,768	590,633,387	100.00

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 - 25,000.00	5	86,956	0.01	17,391	12.561	157.56	574	50.2
25,000.01 - 50,000.00	19	882,948	0.15	46,471	11.594	326.98	571	67.0
50,000.01 - 75,000.00	127	8,055,362	1.36	63,428	10.971	354.85	579	74.1
75,000.01 - 100,000.00	207	18,441,474	3.12	89,089	9.651	371.03	581	72.3
100,000.01 - 150,000.00	602	75,785,219	12.83	125,889	9.084	385.71	586	74.7
150,000.01 - 200,000.00	611	107,122,986	18.14	175,324	8.733	396.36	588	74.7
200,000.01 - 250,000.00	417	92,898,730	15.73	222,779	8.442	405.78	593	76.0
250,000.01 - 300,000.00	266	72,967,530	12.35	274,314	8.432	407.83	594	74.1
300,000.01 - 350,000.00	163	52,907,866	8.96	324,588	8.248	412.50	599	74.5
350,000.01 - 400,000.00	125	47,158,158	7.98	377,265	8.190	417.28	601	75.7
400,000.01 - 450,000.00	83	35,248,014	5.97	424,675	8.026	417.03	609	77.5
450,000.01 - 500,000.00	61	29,258,076	4.95	479,641	8.401	398.78	597	75.8
500,000.01 - 550,000.00	33	17,453,639	2.96	528,898	8.490	402.80	610	80.2
550,000.01 - 600,000.00	18	10,531,134	1.78	585,063	8.800	406.14	600	77.9
600,000.01 - 650,000.00	14	8,922,240	1.51	637,303	9.268	419.50	626	79.9
650,000.01 - 700,000.00	6	4,062,760	0.69	677,127	7.906	439.65	620	79.1
700,000.01 - 750,000.00	5	3,667,750	0.62	733,550	7.113	408.02	610	57.9
750,000.01 - 800,000.00	1	794,500	0.13	794,500	7.500	360.00	606	70.3
800,000.01 - 850,000.00	2	1,648,250	0.28	824,125	8.869	420.46	668	79.5
850,000.01 - 900,000.00	1	899,637	0.15	899,637	6.800	479.00	625	55.4
Greater than 900,000.00	2	1,840,158	0.31	920,079	7.234	419.14	617	73.1
Total	2,768	590,633,387	100.00

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	30	3,497,081	0.59	116,569	9.764	363.03	592	81.7
Alaska	8	1,354,470	0.23	169,309	9.063	370.34	591	82.4
Arizona	131	24,428,773	4.14	186,479	8.426	402.66	600	76.2
Arkansas	7	683,670	0.12	97,667	9.888	375.27	556	81.5
California	544	169,450,031	28.69	311,489	7.793	416.94	601	71.0
Colorado	35	7,687,013	1.30	219,629	9.053	401.42	591	81.1
Connecticut	48	11,164,600	1.89	232,596	8.612	405.38	598	76.1
Delaware	7	1,110,400	0.19	158,629	8.520	365.77	590	78.9
District of Columbia	11	2,293,007	0.39	208,455	7.930	439.22	601	65.1
Florida	422	81,898,588	13.87	194,072	8.755	404.44	587	75.4
Georgia	76	13,161,480	2.23	173,177	9.831	367.55	598	84.0
Hawaii	12	4,056,083	0.69	338,007	8.244	454.95	610	74.4
Idaho	17	2,692,622	0.46	158,390	8.837	417.58	594	78.6
Illinois	70	14,959,147	2.53	213,702	9.471	385.48	598	78.5
Indiana	19	1,688,720	0.29	88,880	10.138	357.41	579	81.4
Iowa	12	1,550,415	0.26	129,201	10.140	365.54	588	83.9
Kansas	9	1,136,651	0.19	126,295	9.968	357.24	614	74.2
Kentucky	15	1,718,910	0.29	114,594	9.585	354.78	586	76.4
Louisiana	40	7,497,835	1.27	187,446	9.451	377.76	581	82.4
Maine	9	1,267,622	0.21	140,847	8.538	374.34	589	76.1
Maryland	87	21,007,989	3.56	241,471	9.003	419.70	586	75.8
Massachusetts	64	16,137,333	2.73	252,146	8.269	406.28	598	71.8
Michigan	30	2,784,594	0.47	92,820	11.029	362.43	592	81.5
Minnesota	28	4,859,379	0.82	173,549	9.189	393.17	597	78.0
Mississippi	17	2,383,703	0.40	140,218	9.291	380.45	604	83.4
Missouri	45	5,573,536	0.94	123,856	9.793	369.10	591	82.7
Montana	10	1,695,758	0.29	169,576	8.855	382.04	577	73.7
Nebraska	1	90,000	0.02	90,000	9.950	360.00	541	90.0
Nevada	43	10,101,887	1.71	234,928	8.614	404.13	597	80.0
New Hampshire	23	3,958,538	0.67	172,110	8.817	384.89	582	77.8
New Jersey	87	21,792,532	3.69	250,489	8.787	386.87	590	72.0
New Mexico	27	4,425,207	0.75	163,897	8.883	377.09	600	78.2
New York	88	26,160,688	4.43	297,281	8.622	411.09	600	71.2
North Carolina	52	7,287,473	1.23	140,144	9.760	374.53	599	79.6
North Dakota	1	140,000	0.02	140,000	7.000	360.00	625	83.8
Ohio	29	3,535,499	0.60	121,914	10.580	390.76	578	84.8
Oklahoma	19	2,233,982	0.38	117,578	10.142	351.64	584	88.1
Oregon	35	8,071,495	1.37	230,614	8.725	433.99	584	76.0
Pennsylvania	99	13,836,921	2.34	139,767	8.960	390.40	582	78.1
Rhode Island	9	2,119,323	0.36	235,480	7.955	402.70	613	72.9
South Carolina	20	3,064,569	0.52	153,228	9.455	367.43	604	76.4
South Dakota	4	613,350	0.10	153,338	8.722	360.00	581	85.2
Tennessee	46	5,754,920	0.97	125,107	9.736	370.54	580	84.1
Texas	130	17,746,887	3.00	136,515	9.433	351.62	593	80.5
Utah	45	9,164,506	1.55	203,656	8.669	392.62	612	80.1
Vermont	4	548,250	0.09	137,063	9.269	360.00	572	75.1
Virginia	92	17,525,739	2.97	190,497	8.512	405.45	586	78.6
Washington	78	19,261,829	3.26	246,947	8.003	411.98	603	74.2
West Virginia	6	896,560	0.15	149,427	9.833	360.00	593	78.0
Wisconsin	16	2,493,537	0.42	155,846	10.698	394.52	577	79.4
Wyoming	11	2,070,287	0.35	188,208	9.797	404.02	573	86.7
Total	2,768	590,633,387	100.00

Loan-to-Value Ratios for the Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	195	33,770,783	5.72	173,184	8.185	398.07	588	40.2
50.01 - 55.00	90	19,687,025	3.33	218,745	7.921	411.14	578	52.9
55.01 - 60.00	135	31,234,637	5.29	231,368	7.644	410.33	591	57.9
60.01 - 65.00	219	51,122,466	8.66	233,436	7.891	408.12	587	63.3
65.01 - 70.00	303	65,270,990	11.05	215,416	8.138	404.98	582	68.7
70.01 - 75.00	338	72,747,786	12.32	215,230	8.375	404.02	586	73.8
75.01 - 80.00	521	109,040,511	18.46	209,291	8.459	400.86	602	79.2
80.01 - 85.00	331	67,024,776	11.35	202,492	9.297	404.38	587	84.5
85.01 - 90.00	451	99,856,945	16.91	221,412	9.273	400.07	603	89.6
90.01 - 95.00	169	37,726,634	6.39	223,235	9.392	386.59	629	94.7
95.01 - 100.00	16	3,150,833	0.53	196,927	10.659	361.89	651	99.8
Total	2,768	590,633,387	100.00

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	195	33,770,783	5.72	173,184	8.185	398.07	588	40.2
50.01 - 55.00	90	19,687,025	3.33	218,745	7.921	411.14	578	52.9
55.01 - 60.00	134	31,115,637	5.27	232,206	7.631	410.52	590	57.9
60.01 - 65.00	218	50,852,716	8.61	233,269	7.877	408.38	587	63.3
65.01 - 70.00	303	65,177,740	11.04	215,108	8.137	405.05	582	68.7
70.01 - 75.00	337	72,795,661	12.33	216,011	8.379	403.99	586	73.8
75.01 - 80.00	483	99,378,102	16.83	205,752	8.588	404.24	592	79.1
80.01 - 85.00	332	67,262,164	11.39	202,597	9.300	404.32	586	84.4
85.01 - 90.00	454	100,656,182	17.04	221,710	9.262	400.48	603	89.5
90.01 - 95.00	178	40,066,254	6.78	225,091	9.237	384.94	636	93.9
95.01 - 100.00	44	9,871,122	1.67	224,344	8.325	358.82	692	86.2
Total	2,768	590,633,387	100.00
____________
(1) The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.001 - 5.500	1	252,000	0.04	252,000	5.250	480.00	654	60.0
5.501 - 6.000	23	8,396,540	1.42	365,067	5.886	395.90	645	70.6
6.001 - 6.500	125	36,009,159	6.10	288,073	6.374	407.24	628	67.8
6.501 - 7.000	235	61,526,770	10.42	261,816	6.811	396.18	619	70.1
7.001 - 7.500	259	61,738,250	10.45	238,372	7.341	402.19	611	70.5
7.501 - 8.000	374	84,801,048	14.36	226,741	7.807	405.85	601	71.9
8.001 - 8.500	273	59,418,749	10.06	217,651	8.293	407.00	595	74.7
8.501 - 9.000	358	74,148,346	12.55	207,118	8.801	409.58	588	77.3
9.001 - 9.500	236	47,827,934	8.10	202,661	9.319	404.77	586	78.1
9.501 - 10.000	274	52,175,876	8.83	190,423	9.796	401.10	570	79.2
10.001 - 10.500	172	34,244,637	5.80	199,097	10.294	400.09	574	80.4
10.501 - 11.000	151	26,350,537	4.46	174,507	10.767	397.53	572	82.5
11.001 - 11.500	99	15,428,307	2.61	155,841	11.284	385.05	564	83.9
11.501 - 12.000	86	12,539,579	2.12	145,809	11.790	381.99	562	81.1
12.001 - 12.500	55	10,401,542	1.76	189,119	12.255	385.11	585	86.6
12.501 - 13.000	18	2,619,980	0.44	145,554	12.692	392.63	571	81.5
13.001 - 13.500	12	1,357,141	0.23	113,095	13.313	383.68	555	79.0
13.501 - 14.000	6	356,925	0.06	59,488	13.773	360.00	561	84.5
Greater than 14.000	11	1,040,066	0.18	94,551	14.972	354.41	592	87.6
Total	2,768	590,633,387	100.00

Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	2,278	478,840,807	81.07	210,202	8.571	402.00	594	75.2
Planned Unit Development	299	71,050,404	12.03	237,627	8.671	402.19	595	78.4
Low-Rise Condominium	120	23,906,881	4.05	199,224	8.559	394.84	601	72.8
Two Family Home	48	11,636,257	1.97	242,422	8.551	417.77	608	63.4
Three Family Home	7	1,392,961	0.24	198,994	9.529	402.97	589	53.7
Manufactured Housing(1)	7	794,304	0.13	113,472	9.930	384.24	646	66.3
High-Rise Condominium	5	1,280,200	0.22	256,040	10.411	393.11	633	84.5
Four Family Home	4	1,731,573	0.29	432,893	8.881	456.06	664	70.2
Total	2,768	590,633,387	100.00
____________
(1) Treated as real property.

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	2,166	468,264,084	79.28	216,188	8.418	405.57	590	73.4
Purchase	423	86,241,559	14.60	203,881	9.725	390.49	615	84.5
Refinance - Rate/Term	179	36,127,744	6.12	201,831	8.133	385.84	604	76.3
Total	2,768	590,633,387	100.00

Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	2,653	572,719,438	96.97	215,876	8.557	402.63	594	75.3
Investment Property	99	14,582,635	2.47	147,299	9.805	388.94	636	71.9
Second Home	16	3,331,314	0.56	208,207	9.187	380.69	640	75.7
Total	2,768	590,633,387	100.00
____________
(1) Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 - 120	8	362,266	0.06	45,283	9.519	110.91	578	67.4
121 - 180	30	4,279,128	0.72	142,638	8.290	179.68	590	71.4
181 - 300	37	4,037,237	0.68	109,115	9.418	258.61	590	75.8
301 - 360	1,795	362,050,749	61.30	201,700	8.663	359.59	601	75.9
Greater than 360	898	219,904,007	37.23	244,882	8.462	479.71	585	74.1
Total	2,768	590,633,387	100.00

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	2,191	453,978,976	76.86	207,202	8.497	403.48	589	76.3
Stated Income	537	126,495,614	21.42	235,560	9.073	400.98	603	71.0
Reduced	28	7,532,676	1.28	269,024	6.863	358.34	729	77.3
Full/Alternative	12	2,626,121	0.44	218,843	6.588	357.95	733	89.2
Total	2,768	590,633,387	100.00

Credit Bureau Risk Scores for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
801 - 820	3	797,600	0.14	265,867	6.202	360.00	807	80.0
781 - 800	6	1,419,424	0.24	236,571	6.526	359.06	793	85.8
761 - 780	7	1,536,579	0.26	219,511	8.444	359.92	767	82.7
741 - 760	10	2,323,628	0.39	232,363	7.568	368.72	750	82.2
721 - 740	8	2,139,722	0.36	267,465	7.518	393.56	729	72.8
701 - 720	18	4,194,928	0.71	233,052	7.200	358.49	709	77.0
681 - 700	47	12,327,437	2.09	262,286	8.001	383.65	689	79.0
661 - 680	111	28,542,689	4.83	257,141	7.862	391.80	670	77.3
641 - 660	218	49,637,774	8.40	227,696	7.984	399.08	650	77.8
621 - 640	288	67,622,589	11.45	234,801	8.166	388.96	630	76.8
601 - 620	411	90,119,851	15.26	219,270	8.305	396.73	610	76.9
581 - 600	436	98,536,158	16.68	226,000	8.572	402.63	591	76.3
561 - 580	380	76,359,895	12.93	200,947	8.694	418.76	571	73.4
541 - 560	340	63,747,342	10.79	187,492	9.034	411.51	551	74.0
521 - 540	287	55,011,683	9.31	191,678	9.433	407.29	531	72.0
501 - 520	190	35,160,358	5.95	185,055	9.924	410.86	511	68.8
500 or Less	8	1,155,731	0.20	144,466	9.441	404.09	500	60.8
Total	2,768	590,633,387	100.00

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	1,962	422,140,564	71.47	215,158	8.491	398.11	605	77.6
A-	208	46,355,431	7.85	222,863	8.584	410.92	574	72.4
B	318	65,716,178	11.13	206,655	8.933	413.87	572	70.5
C	235	48,251,869	8.17	205,327	8.999	411.18	563	65.7
C-	22	4,145,067	0.70	188,412	8.709	402.28	569	65.7
D	23	4,024,278	0.68	174,969	8.567	426.90	546	59.2
Total	2,768	590,633,387	100.00

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	711	143,443,757	24.29	201,749	9.264	392.59	596	75.8
6	1	101,600	0.02	101,600	6.625	360.00	802	80.0
12	158	41,949,372	7.10	265,502	8.879	410.48	600	72.2
24	997	220,930,088	37.41	221,595	8.594	412.21	585	76.0
36	410	81,626,765	13.82	199,090	8.135	382.79	607	73.0
60	491	102,581,806	17.37	208,924	7.891	405.98	601	75.6
Total	2,768	590,633,387	100.00

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	5	25	3,713,137	1.02	148,525	9.446	338.00	591	80.5
7 - 12	11	2	216,739	0.06	108,369	7.944	339.70	576	77.0
13 - 18	16	12	2,307,667	0.63	192,306	8.061	432.26	585	71.3
19 - 24	24	1,432	324,703,676	88.84	226,748	8.923	412.65	587	75.9
25 - 31	31	2	256,836	0.07	128,418	9.756	354.58	569	50.8
32 - 37	36	63	14,781,421	4.04	234,626	8.025	385.85	606	70.2
38 or Greater	75	75	19,504,661	5.34	260,062	7.336	386.29	664	78.2
Total		1,611	365,484,137	100.00

Gross Margins for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.001 - 2.000	1	293,000	0.08	293,000	7.625	360.00	540	77.5
2.001 - 3.000	34	8,935,431	2.44	262,807	6.826	366.87	729	82.6
3.001 - 4.000	14	3,402,250	0.93	243,018	7.635	359.10	616	82.2
4.001 - 5.000	47	12,260,865	3.35	260,869	8.053	402.38	590	66.3
5.001 - 6.000	181	43,552,369	11.92	240,621	8.115	407.81	593	69.4
6.001 - 7.000	1,156	257,701,089	70.51	222,925	8.987	414.66	588	77.0
7.001 - 8.000	154	34,226,046	9.36	222,247	9.114	397.27	585	75.7
8.001 - 9.000	21	4,532,930	1.24	215,854	9.156	370.96	588	80.4
9.001 - 10.000	2	376,157	0.10	188,078	9.537	357.35	656	86.5
10.001 - 11.000	1	204,000	0.06	204,000	12.250	360.00	541	85.0
Total	1,611	365,484,137	100.00
____________
(1) The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 6.389%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
10.501 - 11.000	6	1,904,720	0.52	317,453	5.912	359.60	757	82.3
11.001 - 11.500	8	1,688,332	0.46	211,042	6.412	359.93	759	81.1
11.501 - 12.000	11	3,238,047	0.89	294,368	6.561	359.19	711	81.9
12.001 - 12.500	11	3,898,137	1.07	354,376	6.661	380.37	660	71.5
12.501 - 13.000	31	9,445,790	2.58	304,703	6.422	405.76	611	68.1
13.001 - 13.500	65	18,766,325	5.13	288,713	6.707	407.20	610	69.2
13.501 - 14.000	103	27,373,206	7.49	265,759	7.142	410.57	602	67.8
14.001 - 14.500	113	27,323,697	7.48	241,803	7.475	420.42	596	70.5
14.501 - 15.000	185	45,518,970	12.45	246,048	7.935	418.78	594	71.5
15.001 - 15.500	169	39,187,205	10.72	231,877	8.396	415.10	593	74.7
15.501 - 16.000	207	49,004,223	13.41	236,735	8.933	415.52	588	77.8
16.001 - 16.500	147	32,880,350	9.00	223,676	9.385	410.28	593	78.8
16.501 - 17.000	159	32,503,780	8.89	204,426	9.817	406.78	570	79.4
17.001 - 17.500	120	25,208,744	6.90	210,073	10.302	404.49	575	80.5
17.501 - 18.000	94	17,370,192	4.75	184,789	10.747	408.66	574	83.3
18.001 - 18.500	72	11,513,770	3.15	159,913	11.284	391.35	567	84.2
18.501 - 19.000	45	7,595,586	2.08	168,791	11.798	380.62	556	79.2
19.001 - 19.500	35	7,503,400	2.05	214,383	12.264	400.10	580	85.4
Greater than 19.500	30	3,559,662	0.97	118,655	13.417	395.84	571	81.7
Total	1,611	365,484,137	100.00
____________
(1) The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 15.629%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	13	2,501,263	0.68	192,405	9.617	364.93	596	84.0
1.500	1,251	279,770,169	76.55	223,637	9.032	414.95	588	76.7
2.000	1	47,728	0.01	47,728	12.375	286.00	585	90.0
3.000	312	74,153,971	20.29	237,673	8.148	396.33	587	71.1
5.000	34	9,011,005	2.47	265,030	6.775	359.51	737	83.8
Total	1,611	365,484,137	100.00
____________
(1) The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.887%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	268	63,242,452	17.30	235,979	8.207	395.43	587	71.0
1.500	1,308	293,106,939	80.20	224,088	8.988	414.02	589	76.6
2.000	35	9,134,746	2.50	260,993	6.939	359.56	729	83.4
Total	1,611	365,484,137	100.00
____________
(1) The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.426%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
2.001 - 3.000	31	8,237,705	2.25	265,732	6.712	359.56	743	82.8
3.001 - 4.000	3	773,300	0.21	257,767	7.451	359.02	671	95.0
5.001 - 6.000	17	6,170,320	1.69	362,960	5.876	413.87	615	67.2
6.001 - 7.000	127	36,357,067	9.95	286,276	6.653	413.16	607	67.7
7.001 - 8.000	320	79,125,428	21.65	247,267	7.645	416.06	596	70.9
8.001 - 9.000	367	86,555,605	23.68	235,846	8.569	417.76	593	75.7
9.001 - 10.000	339	73,016,278	19.98	215,387	9.582	406.80	579	78.4
Greater than 10.000	407	75,248,433	20.59	184,886	11.049	399.30	572	82.3
Total	1,611	365,484,137	100.00
____________
(1) The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 8.683%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
July 2007	1	73,058	0.02	73,058	10.875	259.00	530	82.4
August 2007	1	60,632	0.02	60,632	12.625	266.00	590	90.0
September 2007	3	210,645	0.06	70,215	11.989	275.94	642	82.6
October 2007	4	244,338	0.07	61,085	12.263	275.51	563	82.7
November 2007	4	238,429	0.07	59,607	12.393	278.63	583	87.1
December 2007	8	1,504,036	0.41	188,004	8.091	352.78	589	76.1
January 2008	4	1,381,999	0.38	345,500	9.312	360.00	595	83.0
May 2008	2	216,739	0.06	108,369	7.944	339.70	576	77.0
July 2008	1	241,200	0.07	241,200	7.950	469.00	659	84.9
August 2008	1	540,724	0.15	540,724	6.750	470.00	546	59.7
September 2008	3	668,792	0.18	222,931	8.052	409.64	610	71.3
November 2008	3	328,749	0.09	109,583	10.012	453.14	560	79.2
December 2008	4	528,201	0.14	132,050	8.250	392.50	577	72.2
February 2009	8	1,406,657	0.38	175,832	8.150	375.43	631	82.4
March 2009	10	2,800,366	0.77	280,037	7.945	381.02	584	82.8
April 2009	72	21,775,463	5.96	302,437	8.598	395.28	610	82.5
May 2009	108	26,282,999	7.19	243,361	8.436	401.82	587	70.6
June 2009	928	212,038,982	58.02	228,490	8.974	420.06	582	74.7
July 2009	306	60,399,209	16.53	197,383	9.136	399.95	593	79.9
December 2009	1	107,681	0.03	107,681	9.590	354.00	500	45.0
January 2010	1	149,155	0.04	149,155	9.875	355.00	618	55.0
March 2010	3	562,176	0.15	187,392	8.666	357.00	598	50.2
April 2010	4	1,296,979	0.35	324,245	7.169	358.00	626	81.1
May 2010	4	1,481,290	0.41	370,322	7.341	371.15	634	65.2
June 2010	44	9,470,876	2.59	215,247	8.219	395.17	596	69.6
July 2010	8	1,970,100	0.54	246,263	7.989	378.69	626	75.2
January 2012	1	255,550	0.07	255,550	7.625	355.00	703	95.0
March 2012	1	251,100	0.07	251,100	6.000	357.00	755	80.0
April 2012	4	1,235,270	0.34	308,818	7.910	410.43	624	83.6
May 2012	6	1,346,748	0.37	224,458	7.455	379.54	645	71.9
June 2012	34	8,370,211	2.29	246,183	7.574	405.80	630	72.2
July 2012	9	2,441,320	0.67	271,258	7.301	378.04	640	82.3
April 2014	1	285,000	0.08	285,000	7.000	358.00	648	95.0
June 2014	3	642,500	0.18	214,167	6.185	360.00	795	86.9
July 2014	2	344,000	0.09	172,000	6.898	360.00	698	80.0
April 2017	1	253,650	0.07	253,650	6.750	358.00	798	95.0
May 2017	1	189,050	0.05	189,050	8.250	359.00	671	95.0
June 2017	8	2,471,870	0.68	308,984	6.867	360.00	724	84.5
July 2017	4	1,418,392	0.39	354,598	7.064	360.00	741	80.0
Total	1,611	365,484,137	100.00
____________
(1) The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is August 2009.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	2,556	527,347,295	89.29	206,317	8.709	407.29	589	74.6
24	1	213,300	0.04	213,300	8.150	342.00	650	80.0
60	175	52,793,649	8.94	301,678	7.743	359.53	635	79.5
84	1	294,500	0.05	294,500	5.875	360.00	797	95.0
120	35	9,984,643	1.69	285,276	6.939	359.64	709	83.6
Total	2,768	590,633,387	100.00